                                                                   Exhibit 10.1

               AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

                            dated as of June 4, 1999

                                      among

                              STRYKER CORPORATION,

                  CERTAIN SUBSIDIARIES OF STRYKER CORPORATION,
                                 as Guarantors,

                         CERTAIN FINANCIAL INSTITUTIONS,
                                   as Lenders,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                 as a Joint Lead Arranger and Syndication Agent,

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                            as a Joint Lead Arranger,

                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
               ASSOCIATION, as Global Agent, US Facility Agent and
                          Multicurrency Facility Agent,

                                       and

                               ABN AMRO BANK N.V.,
                               BANK ONE, MICHIGAN
                                       and
                            THE BANK OF NOVA SCOTIA,
                           as Co-Documentation Agents

            --------------------------------------------------------

                 $1,650,000,000 SENIOR SECURED CREDIT FACILITIES
            --------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.  DEFINITIONS; INTERPRETATION.......................................2
             1.1.   Defined Terms.............................................2
             1.2.   Accounting Terms.........................................44
             1.3.   Interpretation, etc......................................44

SECTION 2.  LOANS AND LETTERS OF CREDIT......................................45
             2.1.   Term Loans...............................................45
             2.2.   Facility Loans...........................................46
             2.3.   Letters of Credit........................................52
             2.4.   Pro Rata Shares..........................................60
             2.5.   Use of Proceeds..........................................60
             2.6.   Evidence of Debt; Register; Lenders' Books and
                      Records; Notes.........................................61
             2.7.   Interest Payments........................................62
             2.8.   Conversion/Continuation..................................64
             2.9.   Default Interest.........................................64
             2.10.  Fees.....................................................65
             2.11.  Scheduled Payments/Reductions............................67
             2.12.  Voluntary Prepayments/Reductions.........................68
             2.13.  Mandatory Prepayments/Reductions.........................70
             2.14.  Application of Prepayments/Reductions....................72
             2.15.  Allocation of Certain Payments and Proceeds..............74
             2.16.  General Provisions Regarding Payments....................74
             2.17.  Ratable Sharing..........................................75
             2.18.  Increased Cost and Reduced Return........................76
             2.19.  Limitation on Types of Loans.............................77
             2.21.  Treatment of Affected Loans..............................78
             2.22.  Compensation.............................................79
             2.23.  Taxes....................................................79
             2.24.  Replacement Lender.......................................81
             2.25.  Funding..................................................82
             2.26.  Economic and Monetary Union in the European Community....82

SECTION 3.  CONDITIONS PRECEDENT; RELEASE OF COLLATERAL......................85
             3.1.   Closing Date.............................................85
             3.2.   Conditions to each Credit Extension......................90
             3.3.   Release of Collateral.  .................................91

3.4.  Conditions to Effectiveness............................................92

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................93
             4.1.   Organization; Powers; Qualification......................93
             4.2.   Authorization of Credit Documents; No Conflict...........94
             4.3.   Governmental Consents....................................94
             4.4.   Binding Obligation.......................................94
             4.5.   Historical Financial Statements; Projections.............94
             4.6.   No Material Adverse Effect; No Restricted Junior
                       Payments..............................................95
             4.7.   Litigation; Adverse Proceedings..........................95
             4.8.   Payment of Taxes.........................................95
             4.9.   Title to Properties......................................96
             4.10.  Collateral...............................................96
             4.11.  Environmental Matters....................................97
             4.12.  No Defaults; Material Contracts..........................97
             4.13.  Governmental Regulation..................................98
             4.14.  Margin Stock.............................................98
             4.15.  Employee Matters.........................................98
             4.16.  Employee Benefit Plans...................................98
             4.17.  Certain Fees.............................................99
             4.18.  Solvency.................................................99
             4.19.  Related Agreements.......................................99
             4.20.  Year 2000 Issues.........................................99
             4.21.  Disclosure...............................................99

SECTION 5.  AFFIRMATIVE COVENANTS...........................................100
             5.1.   Financial Statements and Other Reports..................100
             5.2.   Existence...............................................103
             5.3.   Payment of Taxes and Claims.............................103
             5.4.   Maintenance of Properties...............................103
             5.5.   Insurance...............................................103
             5.6.   Inspections; Lenders Meetings...........................104
             5.7.   Compliance with Laws....................................104
             5.8.   Environmental...........................................104
             5.9.   Subsidiaries............................................105
             5.10.  Material Real Estate Assets.............................106
             5.11.  Interest Rate Protection................................106
             5.12.  Year 2000 Issues........................................106

SECTION 6.  NEGATIVE COVENANTS..............................................107
             6.1.   Indebtedness............................................107
             6.2.   Liens...................................................109
             6.3.   Equitable Lien; No Further Negative Pledges.............110
             6.4.   Restricted Payments; Restrictions on Subsidiary
                       Distributions........................................111
             6.5.   Investments.............................................111

             6.6.   Financial Covenants.....................................112
             6.7.   Fundamental Changes; Disposition of Assets;
                       Acquisitions.........................................115
             6.8.   Disposal of Subsidiary Interests........................116
             6.9.   Sales and Lease-Backs...................................116
             6.10.  Sale or Discount of Receivables.........................117
             6.11.  Transactions with Shareholders and Affiliates...........117
             6.12.  Conduct of Business.....................................117
             6.13.  Amendments or Waivers of Certain Agreements.............117
             6.14.  Fiscal Year.............................................117

SECTION 7.  GUARANTY........................................................118
             7.1.   Guaranty of the Obligations.............................118
             7.2.   Contribution by Guarantors..............................118
             7.3.   Payment by Guarantors...................................119
             7.4.   Liability of Guarantors Absolute........................119
             7.5.   Waivers by Guarantors...................................121
             7.6.   Guarantors' Rights of Subrogation, Contribution, Etc....121
             7.7.   Subordination of Other Obligations......................122
             7.8.   Continuing Guaranty.....................................122
             7.9.   Authority of Guarantors or Company......................122
             7.10.  Financial Condition of Company..........................123
             7.11.  Bankruptcy, Etc.........................................123
             7.12.  Notice of Events........................................124
             7.13.  Discharge of Guaranty Upon Sale of Guarantor............124

SECTION 8.  EVENTS OF DEFAULT...............................................124
             8.1.   Events of Default.......................................124

SECTION 9.  AGENTS..........................................................127
             9.1.   Appointment, Powers, and Immunities.....................127
             9.2.   Reliance by Agents......................................128
             9.3.   Defaults................................................128
             9.4.   Rights as Lender........................................129
             9.5.   Indemnification.........................................129
             9.6.   Non-Reliance on Agents and Other Lenders................129
             9.7.   Resignation of  an Agent................................130
             9.8.   Collateral Documents and Guaranties.....................130

SECTION 10.  MISCELLANEOUS..................................................132
             10.1.  Notices.................................................132
             10.2.  Expenses................................................132
             10.3.  Indemnity...............................................133
             10.4.  Set-Off.................................................133
             10.5.  Amendments and Waivers..................................133

             10.6.  Successors and Assigns; Participations..................135
             10.7.  Independence of Covenants...............................138
             10.8.  Survival of Representations, Warranties and Agreements..138
             10.9.  No Waiver; Remedies Cumulative..........................138
             10.10. Marshalling; Payments Set Aide..........................138
             10.11. Severability............................................139
             10.12. Obligations Several; Independent Nature of
                       Lenders' Rights......................................139
             10.13. Headings................................................139
             10.14. APPLICABLE LAW..........................................139
             10.15. CONSENT TO JURISDICTION.................................139
             10.16. WAIVER OF JURY TRIAL....................................140
             10.17. Confidentiality.........................................140
             10.18. Judgment Currency.......................................141
             10.19. Usury Savings Clause....................................141
             10.20. Counterparts; Effectiveness.............................141

APPENDICES:       A            Term Loan Amounts
                  B            Facility Commitments
                  C            Notice Addresses


SCHEDULES:        3.1(c)       Organizational and Capital Structure
                  3.1(i)(i)    Closing Date Mortgaged Properties
                  3.1(k)       Certain Manufacturing Facilities
                  4.1          Organization, Etc.
                  4.6          Certain Restricted Junior Payments
                  4.9          Real Estate Assets
                  4.12         Material Contracts
                  6.1          Certain Indebtedness
                  6.2          Certain Liens
                  6.5          Certain Investments
                  6.10         Certain Sales or Discounts of Receivables


EXHIBITS:         A-1          Funding Notice
                  A-2          Conversion/Continuation Notice
                  A-3          Issuance Notice
                  B-1          Tranche A Term Loan Note
                  B-2          Tranche B Term Loan Note
                  B-3          Tranche C Term Loan Note
                  B-4          US Facility Note
                  B-5          US Swing Line Note
                  B-6          Multicurrency Facility Note
                  B-7          Multicurrency Swing Line Note
                  C            Compliance Certificate
                  D            Opinions of Counsel
                  E            Assignment Agreement
                  F            Certificate Re Non-bank Status
                  G            Closing Date Certificate
                  H            Counterpart Agreement
                  I            Pledge and Security Agreement
                  J            Mortgage
                  K            Waiver and Consent Agreement

               AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

         This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of June 4, 1999, is entered into by and among STRYKER CORPORATION, a Michigan corporation ("Company"), CERTAIN SUBSIDIARIES OF STRYKER CORPORATION, as Guarantors, CERTAIN FINANCIAL INSTITUTIONS, as Lenders, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as a Joint Lead Arranger and Syndication Agent (in such capacity, "Syndication Agent"), NATIONSBANC MONTGOMERY SECURITIES LLC ("NMS"), as a Joint Lead Arranger, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank of America"), as Global Agent (together with its permitted successors in such capacity, "Global Agent"), as US Facility Agent (together with its permitted successors in such capacity, "US Facility Agent"), and as Multicurrency Facility Agent (together with its permitted successors in such capacity, "Multicurrency Facility Agent"), ABN AMRO BANK N.V. ("ABN"), BANK ONE, MICHIGAN ("Bank One"), and THE BANK OF NOVA SCOTIA ("BNS"), as Co-Documentation Agents (each of ABN, Bank One and BNS, in such capacity, a "Co-Documentation Agent").

                                    RECITALS:

         WHEREAS, pursuant to the Stock and Asset Purchase Agreement, dated as of August 13, 1998, and amended as of October 22, 1998 (as amended, the "Acquisition Agreement"), between Pfizer, Inc. ("Seller") and Company, Seller has sold, and Company has purchased, all of Seller's worldwide Howmedica business (collectively referred to as the "Target") for Cash consideration of $1,650,000,000, subject to certain working capital adjustments as described therein (the "Acquisition Consideration");

         WHEREAS, Company, Lenders (or their predecessors), Guarantors, and the Agents have heretofore entered into that certain Credit and Guaranty Agreement, dated as of December 4, 1998 (the "EXISTING CREDIT Agreement") pursuant to which Lenders have made certain credit facilities available to Company to pay the Acquisition Consideration and Transaction Costs, to repay certain Indebtedness and for working capital and general corporate purposes;

         WHEREAS, Company, the Lenders, Guarantors and Agents desire to amend and restate the Existing Credit Agreement in its entirety in order to provide, among other things, that (i) the Applicable Margin, Applicable US Facility Commitment Fee Percentage and Applicable Multicurrency Facility Fee Percentage be modified and (ii) certain mandatory prepayment provisions be modified;

         WHEREAS, Company and each Guarantor agrees that its existing pledge and grant of a security interests pursuant to the Collateral Documents will continue as security for the payment and performance of the Obligations under this Agreement and the other Credit Documents.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company, the Guarantors, the Lenders, and the Agents, agree that the Existing Credit Agreement shall be amended and restated, without novation, as follows:

SECTION 1.  DEFINITIONS; INTERPRETATION

         1.1. Defined Terms. The following terms used herein, including the preamble, recitals, appendices, exhibits and schedules hereto, shall have the following meanings:

         "ABN" as defined in the preamble hereto.

         "Acknowledgment of Pledge" as defined in the Pledge and Security Agreement.
         "Acquisition" means the transactions contemplated by the Acquisition Agreement.
         "Acquisition Agreement" as defined in the recitals hereto, as such agreement may be amended from time to time to the extent permitted pursuant to
Section 6.13.

         "Acquisition Charges" as defined in Section 6.6(c).

         "Acquisition Consideration" as defined in the recitals hereto.

         "Acquisition Financing Requirements" means the aggregate of all amounts necessary (i) to pay the Acquisition Consideration, (ii) to repay certain existing Indebtedness of Company and its Subsidiaries and Target, and (iii) to pay Transaction Costs.

         "Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority (including any Environmental Claims), whether pending or, to the knowledge of Company or its Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

         "Affected Loans" as defined in Section 2.21.

         "Affected Type" as defined in Section 2.21.

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" means each of Syndication Agent, Global Agent, NMS, in its capacity as a Joint Lead Arranger, and each Co-Documentation Agent.

         "Aggregate Amounts Due" as defined in Section 2.17.

         "Aggregate Payments" as defined in Section 7.2.

         "Agreement" means with reference to any date or period prior to the Amendment and Restatement Effective Date, the Existing Credit Agreement and, with reference to any period or date after the Amendment and Restatement Effective Date, this Amended and Restated Credit and Guaranty Agreement dated as of June 4, 1999, as it may be amended, supplemented or otherwise modified from time to time.

         "Amendment and Restatement Effective Date" as defined in Section 3.4.

         "Applicable Aggregate Available Amount" as defined in Section
2.3(d)(ii).

         "Applicable Margin", "Applicable US Facility Commitment Fee Percentage" and "Applicable Multicurrency Facility Fee Percentage" mean (i) with respect to Multicurrency Facility Loans, Eurodollar Rate Loans, Applicable US Facility Commitment Fee Percentage and Applicable Multicurrency Facility Fee Percentage,
(a) from the Closing Date until the Amendment and Restatement Effective Date, a percentage, per annum, equal to (v) in the case of Multicurrency Facility Loans 2.00%, (w) in the case of US Facility and Tranche A Term Loans 2.50%, (x) in the case of Tranche B Term Loans 3.00%, (y) in the case of Tranche C Term Loans 3.50%, and (z) in the case of the Applicable US Facility Commitment Fee Percentage and the Applicable Multicurrency Facility Fee Percentage .500%; and
(b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

--------------------------------------------------------------------------------------------------------
                                US Facility                                 Applicable      Applicable
                                    and                                    US Facility     Multicurrency
   Leverage    Multicurrency    Tranche A      Tranche B     Tranche C      Commitment     Facility Fee
    Ratio      Facility Loans   Term Loans    Term Loans    Term Loans    Fee Percentage    Percentage
--------------------------------------------------------------------------------------------------------
  >3.75:1.00      1.750%          2.250%        2.750%        3.000%          0.500%          0.500%
  -
--------------------------------------------------------------------------------------------------------
  <3.75:1.00      1.500%          2.000%        2.500%        2.750%          0.500%          0.500%
  >3.25:1.00
  -
--------------------------------------------------------------------------------------------------------
  <3.25:1.00      1.375%          1.750%        2.500%        2.750%          0.375%          0.375%
  >2.75:1.00
  -
--------------------------------------------------------------------------------------------------------
  <2.75:1.00      1.125%          1.500%        2.500%        2.750%          0.375%          0.375%
  >2.25:1.00
  -
--------------------------------------------------------------------------------------------------------
  <2.25:1.00      0.875%          1.250%        2.500%        2.750%          0.375%          0.375%
--------------------------------------------------------------------------------------------------------

and (ii) with respect to Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth above, minus (b) 1.00%, per annum (or such lesser amount as may be required to reduce the Applicable Margin to zero), provided, (1) as of the Amendment and Restatement Effective Date, the Applicable Margin shall be determined with reference to the

Leverage Ratio as of the last day of the Fiscal Quarter most recently ended (2) no change in the Applicable Margin, the Applicable US Facility Commitment Fee Percentage or the Applicable Multicurrency Facility Fee Percentage shall be effective until three Business Days after the date on which Global Agent receives the financial statements and a Compliance Certificate pursuant to
Section 5.1(c) calculating the Leverage Ratio, and (3) for so long (but only for so long) as Company has not submitted to Global Agent the information described in the foregoing clause (1) when required under Section 5.1(c), the Applicable Margin, the Applicable US Facility Commitment Fee Percentage and the Applicable Multicurrency Facility Fee Percentage shall be determined as if the Leverage Ratio were in excess of 3.75:1.00. Global Agent shall give each Lender, within one (1) Business Day of receipt of any Compliance Certificate, telefacsimile notice, or telephonic notice (confirmed in writing), of the Applicable Margin, Applicable US Facility Commitment Fee Percentage and the Applicable Multicurrency Facility Fee Percentage in effect from such date.

         "Applicable Maximum Available Amount" as defined in Section 2.3(d)(ii).

         "Applicable Reserve Requirement" means, at any time, for any Eurodollar Rate Loan the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Eurodollar Rate or any other interest rate of a Loan is to be determined, or
(ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

         "Applied Amount" as defined in Section 2.14(b).

         "Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), transference or disposition to any Person other than Company or any of its Wholly-Owned Subsidiaries, in one transaction or a series of transactions, of all or any part of Company's or any of its Subsidiaries' businesses, properties or assets whether now owned or hereafter acquired, including, without limitation the equity Securities of any of Company's Subsidiaries, but excluding (i) inventory sold in the ordinary course of business, (ii) disposals of obsolete, worn out or surplus property, (iii) sales of accounts receivable and related assets (including contract rights) to a Securitization Entity of the type specified in the definition of "Permitted Securitization Transaction", and (iv) sales of assets in a single transaction or a series of related transactions not in excess of $50,000 in the aggregate.

         "Assignment Agreement" means an Assignment Agreement in the form of Exhibit E (with such amendments or modifications as may be approved by Global Agent).

         "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer) or president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

         "Bank of America" as defined in the preamble hereto.

         "Bank One" as defined in the preamble hereto.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "Base Rate" means, for any day, a rate per annum (carried out to the fifth decimal place) equal to the greater of (i) the Reference Rate in effect on such day and (ii) Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason US Facility Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of US Facility Agent to obtain quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate resulting due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

         "Beneficiary" means each Agent, each Issuing Bank, each Lender and each Lender Counterparty.

         "BNS" as defined in the preamble hereto.

         "British Pound Sterling" or "(pound)" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

         "Business Day" means (i) with respect to all notices, determinations, fundings and payments in connection with US Facility Loans or not related to any particular Facility, or with respect to all notices, determinations, fundings and payments involving Global Agent, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or California, or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with any Eurodollar Rate Loan or Multicurrency Facility Loan, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollars, in the case of Eurodollar Rate Loans, or the applicable Multicurrency, in the case of

Multicurrency Facility Loans, in the applicable interbank market, and which is a Business Day in London, England and in Tokyo, Japan on which banks are generally open for business.

         "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Cash" means money, currency or a credit balance in any demand or Deposit Account.

         "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, so long as such commercial bank is rated at least "B" by Fitch IBCA, and (v) foreign Investments that are of similar type of, and that have a rating comparable to, any of the Investments referred to in the preceding claims (i) through (iv).

         "Certificate re Non-Bank Status" means a certificate in the form of Exhibit F.

         "Change of Control" means (i) a majority of the members of the Board of Directors of Company shall not be Continuing Directors; or (ii) any Person (other than any member of the Stryker Family Group), including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Securities of Company and, as a result of such purchase or acquisition, any Person (together with its associates and Affiliates), shall directly or indirectly beneficially own in the aggregate Securities representing more than 35% of the combined voting power of Company's voting Securities.

         "Class" means

                  (i) with respect to Lenders, each of the following classes of
         Lenders: (a) Lenders having Tranche A Term Loan Exposure, (b) Lenders having Tranche B Term Loan Exposure, (c) Lenders having Tranche C Term Loan Exposure, (d) Lenders having US Facility Exposure (including US Swing Line Lender), and (e) Lenders having Multicurrency Facility Exposure (including Multicurrency Swing Line Lenders); and

                  (ii) with respect to Loans, each of the following classes of
         Loans: (a) Tranche A Term Loans, (b) Tranche B Term Loans, (c) Tranche C Term Loans, (d) US Facility Loans (including US Swing Line Loans), and (e) Multicurrency Facility Loans (including Multicurrency Swing Line Loans).

         "Closing Date" means the date on which the Term Loans were made, which date was December 4, 1998.

         "Closing Date Certificate" means a certificate in the form of Exhibit G.

         "Closing Date Mortgaged Property" as defined in Section 3.1(i).

         "Co-Documentation Agent" as defined in the preamble hereto.

         "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

         "Collateral Account" as defined in Section 2.3(d)(i).

         "Collateral Documents" means the Pledge and Security Agreement, the Mortgages, the Waiver and Consent Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Global Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

         "commencement of the third stage of EMU" means the date of the commencement of the third stage of EMU (expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of Multicurrency Facility Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

         "Company" as defined in the preamble hereto.

         "Compliance Certificate" means a certificate in the form of Exhibit C.

         "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Global Agent (which writing has been delivered to Global Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

         "Consolidated Adjusted EBITDA" means, for any period, an amount equal to

                 (i) the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income (which shall be deemed to include the State of Michigan unitary tax and similar taxes substantially based on income), (d) total depreciation expense, (e) total amortization expense, (f) the following charges incurred between the Closing Date and December 31, 1999 to the extent such charges reduced Consolidated Net Income during such period and without duplication: (1) restructuring charges related to Company and its Subsidiaries, excluding the Target, not to exceed $65,000,000,
         (2) restructuring charges related to the Target not to exceed $170,000,000, and (3) Transaction Costs not to exceed $25,000,000, and
         (g) other non-cash items (including, without limitation, non-cash charges relating to write downs of purchased Target research and development and reductions in Consolidated Net Income from the Closing Date through December 31, 1999 as a result of a write-up of Target inventory) reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); minus

                 (ii) other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period).

         "Consolidated Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis in conformity with GAAP.

         "Consolidated Capital Expenditures" means, for any period, for Company and its Subsidiaries on a consolidated basis, (i) the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "purchase of property and equipment", "purchase of location contract rights" or similar items reflected in the statement of cash flows of such Person, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person to acquire by purchase or otherwise the business or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person (other than Company or any Person that is a Wholly-Owned Subsidiary thereof prior to such acquisition); provided, Consolidated Capital Expenditures shall not include expenditures of
(a) proceeds from Assets Sales, to the extent such expenditures are used to acquire properties or assets used or useful in the business of Company and/or its Subsidiaries within 12 months of receipt of such proceeds (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of Company and its Subsidiaries within 12 months of receipt of such proceeds, (c) Permitted Acquisitions and (d) Investments made pursuant to Section 6.5.

         "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

         "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to

                (i) the amount disclosed in Company's financial statements for such period in conformity with GAAP that may be properly classified as net cash provided by operating activities; minus

                (ii) the sum, without duplication, of (a) to the extent not otherwise deducted in determining net cash provided by operating activities, Consolidated Capital Expenditures, Permitted Acquisitions and Investments permitted pursuant to Section 6.5 (net, in each case, of any proceeds of any related financing or equity offering with respect to such transaction), (b) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Facility Loans except to the extent the Facility Commitments are permanently reduced in connection with such repayments), (c) Cash common dividends declared by Company pursuant to Section 6.4(a)(i) and (d) Ireland/Puerto Rico Consolidated Excess Cash Flow for such period; and

                (iii) plus or minus, as the case may be, the amount disclosed in Company's financial statements for such period in conformity with GAAP that may be classified as the effect of exchange rate changes on Cash and Cash Equivalents.

         "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) Consolidated Capital Expenditures and (iii) scheduled repayments for such period of principal on outstanding Indebtedness for such period and scheduled reductions in commitments thereof for such period, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

         "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to any Permitted Securitization Transaction, letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.10 payable on or before the Closing Date.

         "Consolidated Net Income" means, for any period, (i) the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, less
(ii) (a) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (c) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and
(e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-Cash extraordinary losses.

         "Consolidated Net Worth" means, as at any date of determination, the net worth of Company and its Subsidiaries on a consolidated basis exclusive of foreign translation adjustments determined in conformity with GAAP.

         "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; including, without limitation, any outstanding Indebtedness of any Securitization Entity.

         "Continuing Directors" means individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of Company, together with any new directors whose election by such board of directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election or nomination for election was previously so approved.

         "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

         "Conversion/Continuation Notice" means a notice in the form of Exhibit A-2.

         "Counterpart Agreement" means a counterpart agreement in the form of Exhibit H.

         "Contributing Guarantors" as defined in Section 7.2.

         "Credit Date" means the date of a Credit Extension.

         "Credit Documents" means this Agreement, the Notes, if any, the Collateral Documents, the Letters of Credit (and any other documents or certificates executed by Company in favor of Issuing Bank relating to the Letters of Credit), and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agents, any Issuing Bank or any Lender in connection herewith.

         "Credit Extension" means the making of a Loan or the issuing of a Letter of Credit.

         "Credit Party" means each Person (other than any Agent, any Issuing Bank or any Lender or any other representative thereof) from time to time party to a Credit Document.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, in each case for the purpose of hedging the foreign currency risk associated with Company's operations, to which Company or any of its Subsidiaries is a party.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "Deficiency Advance" as defined in Section 2.4(b).

         "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "Dollar" and the sign "$" mean the lawful money of the United States of America.

         "Dollar Equivalent" means, with respect to a specified amount of Multicurrency, the amount of Dollars into which such amount of such Multicurrency would be converted, based on the applicable Spot Rate of Exchange.

         "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

         "ECU" means a basket of currencies of member states of the European Community.

         "Eligible Assignee" means, (i) with respect to any interest in any Term Loan (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease financing companies; and (ii) with respect to any interest in the Multicurrency Facility or (unless otherwise agreed to by Company and Global Agent) the US Facility, in addition to the criteria set forth in the foregoing clause (i), any such Eligible Assignee shall be a Person which has and maintains a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's and which, through its applicable Lending Office, is capable of lending the applicable Multicurrency to Company without the imposition of any withholding or similar taxes, as determined by Company; provided, no Affiliate of Company shall be an Eligible Assignee.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

         "EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

         "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, or Governmental Authorizations relating to (i) any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, land use or the protection of human health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Manufacturing Facility.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; provided, none of the foregoing events shall constitute an "ERISA Event" unless it results in liability of Company, any of its Subsidiaries, or any of their respective ERISA Affiliates in excess of $5,000,000.

         "euro" means the single currency of Participating Member States of the European Union.

         "Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by US Facility Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by US Facility Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate (carried out to the fifth decimal place) to first class banks in the London interbank market by US Facility Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in Same Day Funds comparable to the principal amount of the US Facility Loan of US Facility Agent for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) amount equal to (a) one minus (b) the Applicable Reserve Requirement.

         "Eurodollar Rate Loan" means a Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

         "euro unit" means the currency unit of the euro.

         "Event of Default" means each of the events set forth in Section 8.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Existing Credit Agreement" as defined in the recitals hereto.

         "Facility" means the US Facility or the Multicurrency Facility.

         "Facility Agent" means US Facility Agent or Multicurrency Facility Agent; provided, with respect to the Term Loans, the term "applicable Facility Agent" shall mean US Facility Agent.

         "Facility Commitment" means a US Facility Commitment or a Multicurrency Facility Commitment.

         "Facility Commitment Termination Date" means the US Facility Commitment Termination Date or the Multicurrency Facility Commitment Termination Date.

         "Facility Lender" means a US Facility Lender or a Multicurrency Facility Lender.

         "Facility Loan" means a US Facility Loan or a Multicurrency Facility Loan.

         "Facility Note" means a US Facility Note or a Multicurrency Facility Note.

         "Fair Share Contribution Amount"  as defined in Section 7.2.

         "Fair Share" as defined in Section 7.2.

         "Fair Share Shortfall"  as defined in Section 7.2.

         "Federal Funds Effective Rate" means for any day, the rate per annum (carried out to the fifth decimal place) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to US Facility Agent (in its individual capacity) on such day on such transactions as determined by US Facility Agent.

         "Financial Officer Certification" means, with respect to any financial statement for which such certification is required, the certification of the chief financial officer, treasurer, vice-president of finance or such other executive officer of Company designated by the chief financial officer of Company, that such financial statement fairly presents, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, as applicable.

         "Financial Plan" as defined in Section 5.1(i).

         "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

         "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

         "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

         "Fixed Charge Coverage Ratio" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter Period then ended, to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter Period, in each case as set forth in the most recent Compliance Certificate delivered by Company to Global Agent pursuant to Section 5.1(c); provided, for purposes of determining the Fixed Charge Coverage Ratio as of any date prior to the first anniversary of the Closing Date, Consolidated Adjusted EBITDA and Consolidated Fixed Charges shall be measured from January 1, 1999 to the date of such determination.

         "Fixed Rate Loan" means a Eurodollar Rate Loan or a Multicurrency Facility Loan.

         "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "French Franc" or "FFr" means the lawful currency of the Republic of France.

         "Funding Bank" means, for any Loan denominated in a Multicurrency, any banking institution that (i) is capable of funding a Loan in the applicable Multicurrency, (ii) is located in the jurisdiction of issuance of such Multicurrency, and (iii) is approved by Multicurrency Facility Agent.

         "Funding Notice" means a notice in the form of Exhibit A-1; provided, for any Loan made on the Closing Date, the Funding Notice with respect thereto shall be part of the Closing Date Certificate.

         "Funding Guarantor" as defined in Section 7.2.

         "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

         "German Mark" or "DM" means the lawful currency of the Federal Republic of Germany.

         "Global Agent" as defined in the preamble hereto.

         "Governmental Acts" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

         "Governmental Authority" means any federal, state, municipal, national or other governmen tal department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

         "GSCP" as defined in the preamble hereto.

         "Guarantor" means (i) each Domestic Subsidiary of Company (other than any Securitization Entity) with respect to the Obligations of Company, and (ii) Company with respect to any Obligation of any Multicurrency Swing Line Subsidiary.

         "Guaranty" means the guaranty of each Guarantor set forth in Section 7.

         "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited or regulated by any Environmental Laws.

         "Hazardous Materials Activity" means any past or current activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into in the ordinary course of Company's or any of its Subsidiaries' businesses or as otherwise required hereunder.

         "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Historical Financial Statements" means as of the Closing Date, (i) the audited financial statements of Company and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) the unaudited financial statements of Company and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date, (iii) the audited financial statements of the Target and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (iv) the unaudited financial statements of Target and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income and stockholders' equity for the three-, six- or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), together with a Financial Officer Certification.

         "Indebtedness", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause
(viii) above; and (x) Obligations under Hedge Agreements; provided, in no event shall Obligations under Hedge Agreements be deemed "Indebtedness" for any purpose of the definitions of the Leverage Ratio, Fixed Charge Coverage Ratio or any other purpose under Section 6.6. For purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

         "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto; or
(iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         "Indemnitee" as defined in Section 10.3.

         "Initial Base Rate Margin" means the higher of (i) 0.0%, and (ii) a margin equal to the Eurodollar Rate for a one month Interest Period as of the Closing Date plus the Applicable Margin for Eurodollar Rate Loans less the Base Rate (carried out to the fifth decimal place).

         "Installment" as defined in Section 2.11(a).

         "Installment Date" as defined in Section 2.11(a).

         "Intellectual Property" means "Intellectual Property" as such term is defined in the Pledge and Security Agreement.

         "Intellectual Property Collateral" means as all of the Intellectual Property subject to the Lien of the Pledge and Security Agreement.

         "Interest Payment Date" means with respect to (i) any Base Rate Loan or any Swing Line Loan for which an Interest Period is not in effect, each March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date; and (ii) any Eurodollar Rate Loan or any Multicurrency Facility Loan for which an Interest Period is in effect, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

         "Interest Period" means, in connection with a Fixed Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Notice, or of 9- or 12-months, if agreed to by all applicable Lenders, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) through (f) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class's Term Loan Maturity Date; (d) no Interest Period with respect to any portion of any Facility Loans shall extend beyond the applicable Facility Commitment Termination Date; (e) no Interest Period with respect to any portion of the Multicurrency Facility Loans shall extend beyond a date on which

Company is required to make a scheduled reduction of Multicurrency Facility Commitments unless the aggregate principal amount of Multicurrency Facility Loans with Interest Periods expiring on or before such date of reduction equals or exceeds the amount required to be paid with respect to the Multicurrency Facility Commitments on such date; and (f) no Interest Period with respect to any portion of a Class of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such Class of Term Loans, unless the sum of (1) the aggregate principal amount of such Class of Term Loans that are Base Rate Loans, plus (2) the aggregate principal amount of such Class of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Class of Term Loans on such date.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, in each case for the purpose of hedging interest rate risks associated with Company's operations to which Company or any of its Subsidiaries is a party.

         "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period; provided, with respect to any Multicurrency Facility Loan denominated in British Pounds Sterling, the term "Interest Rate Determination Date" means the first day of such Interest Period.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Wholly-Owned Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person (other than Company or any Wholly-Owned Subsidiary), of any equity Securities of such Subsidiary; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than Company or any Wholly-Owned Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (iv) Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Investment Property Collateral" means "Investment Property" as such term is defined in the Pledge and Security Agreement.

         "Ireland/Puerto Rico Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to the Consolidated Excess Cash Flow (determined in accordance with the definition of "Consolidated Excess Cash Flow") attributable to and from Company's and/or its Subsidiaries' operations in Ireland and Puerto Rico, which operations are restricted from paying or otherwise distributing cash outside of Ireland or Puerto Rico, as the case may be, pursuant to law or regulation, or on account of an agreement between Company and/or its Subsidiaries and the applicable Irish or Puerto Rican Governmental Authority, as the case may be, which agreement has been entered into in exchange for the grant of certain benefits to Company and/or such Subsidiaries by such Governmental Authority.

         "Issuance Notice" means a notice in the form of Exhibit A-3.

         "Issuing Bank" means US Issuing Bank or a Multicurrency Issuing Bank.

         "Italian Lira" or "Lira" means the lawful currency of the Government of Italy.

         "Japanese Yen" or "(Y)" means the lawful currency of the Government of Japan.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "Judgment Currency" as defined in Section 10.18.

         "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Global Agent, pursuant to which such lessor agrees, for the benefit of Global Agent, (i) that without any further consent of such lessor or any further action on the part of the Credit Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Global Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Credit Party thereunder without first giving Global Agent notice of such default and at least thirty (30) days (or, if such default cannot reasonably be cured by Global Agent within such period, such longer period as may reasonably be required) to cure such default,
(iii) to the matters contained in a Waiver and Consent Agreement, and (iv) to such other matters relating to such Leasehold Property as Global Agent may reasonably request.

         "Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Global Agent in its sole discretion as not being required to be included in the Collateral.

         "Lender" means each financial institution listed on the signature pages hereto as a Lender, together with each such institution's successors and permitted assigns; provided, the term "Lenders" shall also include each Swing Line Lender and each Issuing Bank unless the context otherwise requires.

         "Lender Counterparty" means each Lender or any Affiliate thereof counterparty to a Hedge Agreement.

         "Lending Office" means, for each Lender and for each Type of Loan, the office of such Lender (or of an Affiliate of such Lender) designated for such Type of such Loan as such Lender may from time to time specify to the applicable Facility Agent and Company by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "Letter of Credit" means a US Letter of Credit or a Multicurrency Letter of Credit.

         "Leverage Ratio" means the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Global Agent pursuant to
Section 5.1(c).

         "LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for a Multicurrency Facility Loan:

                (i) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Multicurrency Facility Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, depending on the applicable Multicurrency) for deposits (for delivery on the first day of such period) with a term equivalent to such period in the applicable Multicurrency, determined as of approxi mately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or

                (ii)  in the event the rate referenced in the preceding clause
         (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by Multicurrency Facility Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in such Multicurrency, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or

                (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum equal to the offered quotation rate (carried out to the fifth decimal place) to first class banks in the London interbank market by Multicurrency Facility Agent for deposits (for delivery on the first day of the relevant period) in such Multicurrency of amounts in Same Day Funds comparable to the principal amount of the Multicurrency Facility Loan of Multicurrency Facility Agent for which LIBOR is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date.

         "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "Loan" means a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan, a Facility Loan or a Swing Line Loan.

         "Manufacturing Facilities" means (i) any of the current Target manufacturing facilities located in Rutherford, New Jersey; Limerick, Ireland; Geneva, Switzerland; Herouville, France; and, Stetten, Keil and Freiberg, Germany, (ii) any of the current Company or Subsidiary manufacturing facilities located in Kalamazoo, Michigan; Allendale, New Jersey; Lebanon, New Hampshire; Hopkinton, Massachusetts; Santa Clara, California; Arroyo, Puerto Rico; Selzach, Switzerland; and Cestas, France; and (iii) any other real property (including all buildings, fixtures or other improvements located thereon) owned, leased, operated or used, in each case for manufacturing by Company's or any of its Subsidiaries', including Target and its Subsidiaries, or any of their respective predecessors or Affiliates.

         "Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Effect" means a material adverse effect upon (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, including Target and its Subsidiaries, on a combined basis and after giving effect to the Acquisition,
(ii) the ability of any of the Credit Parties to perform their obligations and pay all amounts due hereunder or (iii) the ability of any Agent or any Lender to enforce any of their rights or to collect any of the Obligations then due and payable.

         "Material Contract" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         "Material Real Estate Asset" means a Real Estate Asset having a fair market value in excess of $5,000,000; provided, notwithstanding anything herein or in any other Credit Document to the contrary, any Leasehold Property acquired in substitution of Company's current Leasehold Property in Puerto Rico shall constitute a Material Real Estate Asset for all purposes hereof.

         "Moody's" means Moody's Investor Services, Inc.

         "Mortgage" means a Mortgage in the form of Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

         "Multicurrency" means any of (i) Dollars, (ii) British Pounds Sterling,
(iii) French Francs, (iv) German Marks, (v) Italian Lira, (vi) Swiss Francs,
(vii) Euros, (viii) ECUs, (ix) Japanese Yen, and

(x) any other currency that is (a) freely available in the international bank market, (b) freely transferable and freely convertible into Dollars, (c) readily utilized for the settlement of private international debt transactions, and (d) is agreed in writing to be added to the definition of "Multicurrency" by each Multicurrency Lender and the applicable Multicurrency Swing Line Lender.

         "Multicurrency Equivalent" means, with respect to a specified amount of Dollars, the amount of Multicurrency into which such amount of Dollars would be converted, based on the applicable Spot Rate of Exchange.

         "Multicurrency Facility" means the facility described in Sections 2.2(c) and 2.2(d) providing for Loans to Company by Multicurrency Facility Lenders in the aggregate principal amount of such Lenders' Multicurrency Facility Commitments.

         "Multicurrency Facility Agent" as defined in the preamble hereto.

         "Multicurrency Facility Alternative Rate" means such rate of interest per annum determined by Multicurrency Facility Agent and Company as an alternative basis (i) for determining the rates of interest from time to time applicable to Loans under the Multicurrency Facility and/or (ii) upon which Loans may be maintained under the Multicurrency Facility, in each case pursuant to Section 2.21, which rate of interest shall be determined within thirty (30) days of notification to Company in accordance with the provisions of Section
2.21. If no such alternative basis is agreed upon by Multicurrency Facility Agent and Company, each Multicurrency Facility Lender shall certify a reasonable alternative basis for maintaining Loans under the Multicurrency Facility that reflects such Multicurrency Facility Lender's cost of funds (a "substitute basis"), which substitute basis may include (without limitation) alternative Interest Periods, alternative currencies or alternative rates of interest.

         "Multicurrency Facility Alternative Rate Loan" means a Loan for which the rate of interest is determined by reference to the Multicurrency Facility Alternative Rate, solely for purposes of Section 2.21.

         "Multicurrency Facility Commitment" means the commitment of a Lender to make or otherwise fund any Credit Extension (other than any Term Loan, US Facility Loan or US Letter of Credit). The amount of each Lender's Multicurrency Facility Commitment, if any, as of the Amendment and Restatement Effective Date is set forth on Appendix B and shall be subject to any adjustment or reduction pursuant to the terms and conditions hereof.

         "Multicurrency Facility Commitment Period" means the period from the Closing Date to but excluding the Multicurrency Facility Commitment Termination Date.

         "Multicurrency Facility Commitment Termination Date" means the earliest to occur of (i) December 31, 1998 if the Term Loans are not made on or before that date; (ii) the sixth anniversary of the Closing Date, (iii) the date the Multicurrency Facility Commitments are permanently reduced to zero pursuant to Section 2.11(b), 2.12(b) or 2.13, and (iv) the date of the termination of the Multicurrency Facility Commitments pursuant to Section 8.1.

         "Multicurrency Facility Exposure" means, with respect to any Lender as of any date of determination:

                (i) prior to the termination of the Multicurrency Facility Commitments, such Lender's Multicurrency Facility Commitment; and

                (ii) after the termination of the Multicurrency Facility Commitments, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal amount of the Multicurrency Facility Loans of such Lender, (b) in the case of a Multicurrency Issuing Bank, the Dollar Equivalent of the aggregate Multicurrency Letter of Credit Usage in respect of all Multicurrency Letters of Credit issued thereby (net of the Dollar Equivalent of any participations therein by any other Lenders or any unreimbursed drawing thereunder), (c) the Dollar Equivalent of the aggregate amount of all participations purchased by such Lender in any outstanding Multicurrency Letters of Credit or any unreimbursed drawing under any Multicurrency Letter of Credit, (d) in the case of Multicurrency Swing Line Lender, the Dollar Equivalent of the aggregate outstanding principal amount of all Multicurrency Swing Line Loans (net of any participation therein purchased by any other Lenders), and (e) the Dollar Equivalent of the aggregate amount of all participations purchased by such Lender in any outstanding Multicurrency Swing Line Loans.

         "Multicurrency Facility Lender" means a Lender having Multicurrency Facility Exposure.

         "Multicurrency Facility Loan" means a loan made by a Lender to Company pursuant to Section 2.2(c); provided, such term shall include a Multicurrency Swing Line Loan, unless the context otherwise requires.

         "Multicurrency Facility Mandatory Cost" means a rate per annum determined by Multicurrency Reference Bank and notified thereby to Multicurrency Facility Agent calculated in accordance with the following formula:

                      MFMC = BY + S(Y-Z) + (F x 0.01) / 100 - (B+S)

where on the day of application of the formula:

                      "MFMC" means Multicurrency Facility Mandatory Cost, per annum;

                      "B" means the percentage of Multicurrency Reference Bank's Eligible Liabilities (in excess of any stated minimum) by reference to which the Bank of England and/or the Financial Services Authority requires Multicurrency Reference Bank to hold on a non-interest bearing deposit account in accordance with its Cash ratio requirements;

                      "Y" means the percentage rate per annum at which sterling deposits are offered by Multicurrency Reference Bank to leading banks in the London interbank market at or about 11:00 a.m. (London, England time) on that day for the relevant period;

                      "F" means the rate of charge payable by Multicurrency Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose the figure at paragraph 2.02b or 2.03b shall be deemed to be zero) and expressed in British Pounds Sterling per (pound)1,000,000 of the Fee Base of Multicurrency Reference Bank;

                      "S" means the percentage of Multicurrency Reference Bank's Eligible Liabilities which the Bank of England (or other relevant United Kingdom governmental authority or agency) requires Multicurrency Reference Bank to place as a Special Deposit; and

                      "Z" means the interest rate per annum payable by the Bank of England to Multicurrency Reference Bank on Special Deposits.

                (i) For the purposes of this definition (a) "Eligible Liabilities" and "Special Deposits" shall have the meanings given to them at the time of application of the above formula under or pursuant to the Bank of England Act 1998 or by the Bank of England (as appropriate); (b) "Fee Base" has the meaning given to it in the Fees Regulations; and (c) "Fees Regulations" means (1) prior to March 31, 1999 the Banking Supervision (Fees) Regulations 1998; and (2) on or after March 31, 1999, any regulations governing the payment of fees for banking supervision.

                (ii) In the application of the above formula, B, Y, S, and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15 and not as 0.5% x 15%. A negative result obtained from subtracting Z from Y is to be treated as zero.

                (iii) The above formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

                (iv) Each rate calculated in accordance with the above formula is, if necessary, rounded upward to four decimal places.

                (v) Multicurrency Facility Agent may, from time to time, after consultation with Company and Lenders, determine and notify to Company and Lenders any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by any applicable regulatory authority in relation to Multicurrency Facility Loans denominated in British Pounds Sterling (including, without limitation, any requirements relating to British Pounds Sterling primary liquidity) and any such determination shall, in the absence of manifest error, be conclusive and binding on Company, Lenders, Agents and Issuing Bank.

         "Multicurrency Facility Note" means a promissory note in the form of Exhibit B-6, as it may be amended, supplemented or otherwise modified from time to time.

         "Multicurrency Issuing Bank" means each of Bank of America and each other Multicurrency Facility Lender, or any Affiliate thereof, which has been designated as a Multicurrency Issuing Bank by Company and which is reasonably acceptable to Global Agent, together with its permitted successors and assigns in such capacity.

         "Multicurrency Letter of Credit" means a standby letter of credit issued or to be issued by a Multicurrency Issuing Bank.

         "Multicurrency Letter of Credit Sublimit" means the lesser of (i) $15,000,000 (to be divided amongst all Multicurrency Issuing Banks in a manner to be agreed upon in writing between Multicurrency Issuing Banks and Company), and (ii) the aggregate unused amount of the Multicurrency Facility Commitments then in effect.

         "Multicurrency Letter of Credit Usage" means, as at any date of determination, the sum of (i) the Dollar Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Multicurrency Letters of Credit then outstanding, plus (ii) the Dollar Equivalent of the aggregate amount of all drawings under Multicurrency Letters of Credit honored by the applicable Multicurrency Issuing Bank and not theretofore reimbursed by or on behalf of Company.

         "Multicurrency Offered Rate" means, for any day, the rate of interest, plus a margin, if any, offered, in writing by the applicable Multicurrency Swing Line Lender and accepted by Company.

         "Multicurrency Offered Rate Loan" means a Loan bearing interest at the Multicurrency Offered Rate.

         "Multicurrency Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in a Multicurrency, in an amount approximately equal to the amount with respect to which such date is being determined, would be offered for such day by Multicurrency Facility Agent to major banks in the London or other applicable offshore interbank market. The Multicurrency Overnight Rate for any day which is not a Business Day shall be the Multicurrency Overnight Rate for the preceding Business Day.

         "Multicurrency Qualifying Lender" as defined in Section 2.23(h).

         "Multicurrency Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Multicurrency Facility Loan, the following applicable rate, in each case for a term comparable to such Interest
Period:

                (i) for any Multicurrency Facility Loan denominated in British Pounds Sterling, the rate per annum equal to the sum of (a) LIBOR plus
         (b) Multicurrency Facility Mandatory Cost; and

                (ii) for any Multicurrency Facility Loan denominated in any other Multicurrency, the rate per annum equal to LIBOR.

         "Multicurrency Reference Bank" means Multicurrency Facility Agent, together with its permitted successors and assigns, in its individual capacity.

         "Multicurrency Reimbursement Date" as defined in Section 2.3(b)(iii).

         "Multicurrency Swing Line Lender" means each of Bank of America and each other Multicurrency Facility Lender which has been designated by Company to act as a Multicurrency Swingline Lender and which is reasonably acceptable to Global Agent, together with its permitted successors and assigns in such capacity.

         "Multicurrency Swing Line Loan" means a loan made by a Multicurrency Swing Line Lender to Company pursuant to Section 2.2(d).

         "Multicurrency Swing Line Note" means a promissory note in the form of Exhibit B-7, as it may be amended, supplemented or otherwise modified from time to time.

         "Multicurrency Swing Line Sublimit" means the lesser of (i) $50,000,000 (to be divided amongst all Multicurrency Swing Line Lenders in a manner to be agreed upon in writing between Multicurrency Swing Line Lenders and Company), and (ii) the aggregate unused amount of Multicurrency Facility Commitments then in effect.

         "Multicurrency Swing Line Subsidiary" means any Wholly-Owned Subsidiary of Company that has been designated by Company to borrow Multicurrency Swing Line Loans and with respect to which (i) Company has acknowledged in writing to Global Agent its Guaranty of all Obligations of such Multicurrency Swing Line Subsidiary hereunder, and (ii) to which the applicable Multicurrency Swing Line Lender has agreed to make Multicurrency Swing Line Loans.

         "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NAIC" means the National Association of Insurance Commissioners.

         "Narrative Report" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Company and its Subsidiaries in a form acceptable to Global Agent for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate; provided, at any time Company is a reporting company for purposes of the

Exchange Act, the term "Narrative Report" shall mean the report filed by Company with the Securities and Exchange Commission for the financial statement to which such report relates.

         "National Currency Unit" means the unit of currency (other than a euro unit) of a Participating Member State.

         "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to the difference of (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes reasonably estimated to be actually payable as a result of any gain recognized in connection with such Asset Sale and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

         "Net Insurance/Condemnation Proceeds" means the difference of (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or
(b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus, in each case, (ii) (a) any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income or gains taxes reasonably estimated to be actually payable as a result of any gain recognized in connection therewith.

         "NMS" as defined in the preamble hereto.

         "Non-Rated Facility Lender" as defined in Section 10.6(i).

         "Non-Recourse Debt" means Indebtedness (i) as to which neither Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
(b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders thereof have been notified in writing that they will not have any recourse to the stock or assets of Company or any of its Subsidiaries.

         "Note" means a Tranche A Term Loan Note, a Tranche B Term Loan Note, a Tranche C Term Loan Note, a Facility Note or a Swing Line Note.

         "Notice" means a Funding Notice, an Issuance Notice or a Conversion/ Continuation Notice.

         "Obligations" means, with respect to any Credit Party, obligations of such Credit Party, whether now existing or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection herewith and any other Credit Document (including, without limitation, the Existing Credit Agreement) and any Hedge Agreement with a Lender Counterparty, including those arising under successive borrowing transactions hereunder which shall either continue the Obligations of such Credit Party from time to time or renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding, but excluding inchoate indemnification obligations.

         "Obligee Guarantor" as defined in Section 7.7.

         "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended,
(iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

         "Original Currency" as defined in Section 10.18.

         "Other Taxes" means any stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Credit Document.

         "Participating Member State" means each country so described in any EMU Legislation.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "Permitted Acquisition" means any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the equity Securities of, or a business line or a division of, any Person; provided, (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations, (iii) all of the equity Securities (except for any such Securities in the nature of directors qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.9, as applicable, (iv) Company shall be in compliance with, immediately before and after giving pro forma effect to such acquisition, each of Sections 6.6(a), 6.6(b) and 6.6(c) (as determined in accordance with Section 6.6(e)), (v) Company shall have delivered to Global Agent a certificate in the form of a Compliance Certificate evidencing such compliance with such Sections, together with all relevant financial information for such acquired assets, and (vi) any Person or assets or division as acquired in accordance herewith shall be predominantly in the medical device or medical product manufacturing, distribution, and/or sales business or such other lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date.

         "Permitted Liens" means each of the Liens permitted pursuant to
Section 6.2.

         "Permitted Securitization Transaction" means any transaction or series of transactions pursuant to which Company or any of its Subsidiaries may sell, convey or otherwise transfer to a Securitization Entity (in the case of a transfer by Company or any of its Subsidiaries) or any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising or acquired in the future) of Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect to such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, all of the foregoing for the purpose of providing working capital financing on terms that are more favorable to Company and its Subsidiaries than would otherwise be available at that time; provided, (i)Company and/or its Subsidiaries enters into such transaction or series of transactions with a Lender or an Affiliate thereof, (ii) the obligations owed to third parties with respect to such transaction shall not exceed $200,000,000 at any one time, and (iii) the proceeds thereof shall be applied in accordance with Section 2.13(e).

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "Phase I Report" means, with respect to any Manufacturing Facility, a Phase I environmental assessment for such Manufacturing Facility by one or more environmental consulting firms reasonably satisfactory to Global Agent that (i) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527 or such other standards reasonably satisfactory to Global Agent, and (ii) if reasonably deemed necessary by Global Agent, includes an assessment of asbestos-containing materials at such Manufacturing Facilities.

         "Plan of Correction" as defined in Section 4.20.

         "Pledge and Security Agreement" means the Pledge and Security Agreement in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

         "Post Closing Adjustment" means the "Working Capital Adjustment," as such term is defined in the Acquisition Agreement, together with any other payments contemplated thereby.

         "Principal Office" means, for each of Global Agent, US Facility Agent, Multicurrency Facility Agent, each Swing Line Lender and each Issuing Bank, such Person's "Principal Office" as set forth on Appendix C, or such other office as such Person may from time to time designate in writing to Company, Global Agent, and with respect to Global Agent and each Facility Agent, to each applicable Lender.

         "Projections" as defined in Section 4.5.

         "Pro Rata Share" means

                (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders;

                (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of such Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders;

                (iii) with respect to all payments, computations and other matters relating to the Tranche C Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche C Term Loan Exposure of such Lender by (b) the aggregate Tranche C Term Loan Exposure of all Lenders;

                (iv) with respect to all payments, computations and other matters relating to the US Facility Commitment or US Facility Loans of any Lender, any US Letters of Credit issued or participations therein purchased by any Lender, or any participations in any US
         Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the US Facility

         Exposure of that Lender by (b) the aggregate US Facility Exposure of all Lenders; and

                (v) with respect to all payments, computations and other matters relating to the Multicurrency Facility Commitment or Multicurrency Facility Loans of any Lender, any Multicurrency Letters of Credit issued or participations therein purchased by any Lender, or any participations in any Multicurrency Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Multicurrency Facility Exposure of that Lender by (b) the aggregate Multicurrency Facility Exposure of all Lenders.

For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (I) the sum of the Tranche A Term Loan Exposure of that Lender, the Tranche B Term Loan Exposure of that Lender, the Tranche C Term Loan Exposure of that Lender, the US Facility Exposure of that Lender and the Multicurrency Facility Exposure of that Lender, by (II) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders, the aggregate Tranche B Term Loan Exposure of all Lenders, the aggregate Tranche C Term Loan Exposure of all Lenders, the aggregate US Facility Exposure of all Lenders, and the aggregate Multicurrency Facility Exposure of all Lenders.

         "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Company or any Subsidiary of Company in connection with a Permitted Securitization Transaction, which note shall be repaid from Cash available to the Securitization Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, principal and other amounts owing to such investors and (iii) amounts paid in connection with the purchase of newly generated receivables.

         "Real Estate Asset" means, at any time of determination, any interest then owned by any Credit Party in any real property.

         "Record Document" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Global Agent.

         "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Global Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

         "Reduced Leverage/Improved Ratings Status" means, at any date of determination, (i) the Leverage Ratio is less than or equal to 2.75:1.00 (after giving effect on a pro forma basis to any transaction or event giving rise to a determination of the existence of the Reduced

Leverage/Improved Ratings Status), or (ii) Moody's has assigned to Company's long term Indebtedness for borrowed money a rating of at least Baa3, and S&P has assigned to Company's long term Indebtedness for borrowed money a rating of at least BBB-.

         "Reduction" as defined in Section 2.11(b).

         "Reduction Date" as defined in Section 2.11(b).

         "Reference Rate" means the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Register" as defined in Section 2.6(b).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Reimbursement Date" means a US Reimbursement Date or a Multicurrency Reimbursement Date.

         "Related Agreements" means, collectively, the Acquisition Agreement and the Transition Agreements.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

         "Requisite Class Lenders" means, at any time of determination:

                (i) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding at least 51% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders;

                (ii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding at least 51% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders;

                (iii) for the Class of Lenders having Tranche C Term Loan Exposure, Lenders having or holding at least 51% of the sum of the aggregate Tranche C Term Loan Exposure of all Lenders;

                (iv) for the Class of Lenders having US Facility Exposure, Lenders having or holding at least 51% of the sum of the aggregate US Facility Exposure of all Lenders; and

                (v) for the Class of Lenders having Multicurrency Facility Exposure, Lenders having or holding at least 51% of the sum of the aggregate Multicurrency Facility Exposure of all Lenders.

         "Requisite Lenders" means Lenders having or holding at least 51% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) the aggregate Tranche C Term Loan Exposure of all Lenders, (iv) the aggregate US Facility Exposure of all Lenders, and (v) the aggregate Multicurrency Facility Exposure of all Lenders.

         "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

         "Restricted Lender" as defined in Section 2.24.

         "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in a Multicurrency, same day or other funds as may be determined by Multicurrency Facility Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Multicurrency.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

         "Secured Obligations" as defined in the applicable Collateral Document in respect of any Collateral.

         "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Securitization Entity" means a Wholly-Owned Subsidiary (or another Person in which Company or any Subsidiary of Company makes an Investment and to which Company or any Subsidiary of Company transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of Company (as provided below) as a Securitization Entity, (i) no portion of the Indebtedness (contingent or otherwise) of which (a) is guaranteed by Company or any Subsidiary of Company other than pursuant to Standard Securitization Undertakings, (b) is recourse to or obligates Company or any Subsidiary of Company in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any property or asset of Company or any Subsidiary of Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither Company nor any Subsidiary of Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (iii) to which neither Company nor any Subsidiary of Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Company shall be evidenced to Global Agent by filing with the Global Agent a certified copy of the resolution of the Board of Directors of Company giving effect to such designation and a certificate of an Authorized Officer of Company certifying that such designation complied with the foregoing conditions. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, no Securitization Entity shall be deemed or otherwise required to be a Guarantor hereunder.

         "Selected Currency" as defined in Section 2.26(g).

         "Seller" as defined in the recitals hereto.

         "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Spot Rate of Exchange" means (i) in determining the Multicurrency Equivalent of a specified amount of Dollars as of any date, the spot exchange rate determined by Global Agent in accordance with its usual procedures for the purchase thereby of such Multicurrency with Dollars at approximately 11:00 a.m. (New York City time) on the Business Day that is three (3) Business Days prior to such settlement date; and (ii) in determining the Dollar Equivalent of a specified amount of any Multicurrency as of any date, the spot rate of exchange determined by Global Agent in accordance with its usual procedures for the purchase thereby of US Dollars with such Multicurrency at approximately 11:00 a.m. (New York City time) on the Business Day that is two (2) Business Days prior to such date.

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Company or any Subsidiary of Company that are reasonably customary in accounts receivable securitization transactions.

         "Stryker Family Group" means the descendants of L. Lee Stryker and members of such descendants' families and trusts for the benefit of such Persons.

         "Subject Transaction" as defined in Section 6.6(e).

         "Subordinated Indebtedness" means any Indebtedness of Company subordinated in right of payment to the Obligations.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

         "Substitute Base Rate Loans" as defined in Section 2.21(a).

         "Supplemental Collateral Agent" as defined in Section 9.8(c).

         "Swing Line Lender" means US Swing Line Lender or a Multicurrency Swing Line Lender.

         "Swing Line Loan" means a US Swing Line Loan or a Multicurrency Swing Line Loan.

         "Swing Line Note" means a US Swing Line Note or a Multicurrency Swing Line Note.

         "Swing Line Sublimit" means the Multicurrency Swing Line Sublimit or the US Swing Line Sublimit.

         "Swiss Franc" or "SWFr" means the lawful currency of the Government of Switzerland.

         "Syndication Agent" as defined in the preamble hereto.

         "Systems" means hardware, firmware or software systems associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of Company and its Subsidiaries.

         "Target" as defined in the recitals hereto.

         "TARGET Business Day" means any day when the TARGET clearing system for transactions in the euro and the National Currency Unit of Participating Member States is scheduled to be open for business.

         "Taxes" means any and all taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank and each Agent, respectively, taxes imposed on or measured by its net income (or taxes imposed in lieu of taxes on net income) by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, such Issuing Bank or such Agent, as the case may be, is organized or maintains a lending office.

         "Term Loan" means a Tranche A Term Loan, a Tranche B Term Loan or a Tranche C Term Loan.

         "Term Loan Maturity Date" means the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date or the Tranche C Term Loan Maturity Date.


         "Total Utilization of US Facility Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding US Facility Loans (other than US Facility Loans made for the purpose of reimbursing US Issuing Bank for any amount drawn under any US Letter of Credit but not yet so applied), (ii) the aggregate principal amount of all outstanding US Swing Line Loans, and (iii) the US Letter of Credit Usage.

         "Total Utilization of Multicurrency Facility Commitments" means, as at any date of determination, without duplication, the sum of (i) the Dollar Equivalent of the aggregate principal amount of all outstanding Multicurrency Facility Loans, (other than Multicurrency Facility Loans made for the purpose of reimbursing any Multicurrency Issuing Bank for any amount drawn under any Multicurrency Letter of Credit but not yet so applied), (ii) the Dollar Equivalent of the aggregate principal amount of all outstanding Multicurrency Swing Line Loans, and (iii) the Multicurrency Letter of Credit Usage.

         "Tranche A Term Loan" means a Tranche A Term Loan made by a Lender to Company pursuant to Section 2.1.

         "Tranche A Term Loan Amount" means the amount of the Tranche A Term Loan made by a Lender to Company. The amount of each Lender's Tranche A Term Loan Amount, if any, as of the Amendment and Restatement Effective Date is set forth on Appendix A.

         "Tranche A Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of such Lender; provided, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender's Tranche A Term Loan Amount.

         "Tranche A Term Loan Maturity Date" means the earlier of (i) the sixth anniversary of the Closing Date, and (ii) the date that all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "Tranche A Term Loan Note" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

         "Tranche B Term Loan " means a Tranche B Term Loan made by a Lender to Company pursuant to Section 2.1.

         "Tranche B Term Loan Amount" means the amount of the Tranche B Term Loan made by a Lender to Company. The amount of each Lender's Tranche B Term Loan Amount, if any, as of the Amendment and Restatement Effective Date is set forth on Appendix A.

         "Tranche B Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender's Tranche B Term Loan Amount.

         "Tranche B Term Loan Maturity Date" means the earlier of (i) the seventh anniversary of the Closing Date, and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "Tranche B Term Loan Note" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

         "Tranche C Term Loan " means a Tranche C Term Loan made by a Lender to Company pursuant to Section 2.1.

         "Tranche C Term Loan Amount" means the amount of the Tranche C Term Loan made by a Lender to Company. The amount of each Lender's Tranche C Term Loan Amount, if any, as of the Amendment and Restatement Effective Date is set forth on Appendix A.

         "Tranche C Term Loan Maturity Date" means the earlier of (i) the eighth anniversary of the Closing Date, and (ii) the date that all Tranche C Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "Tranche C Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche C Term Loans of such Lender; provided, at any time prior to the making of the Tranche C Term Loans, the Tranche C Term Loan Exposure of any Lender shall be equal to such Lender's Tranche C Term Loan Amount.

         "Tranche C Term Loan Note" means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

         "Transaction Costs" means the fees, costs and expenses payable by Company in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

         "Transition Agreements" means, collectively, (i) that certain Transitional Services Agreement dated as of the Closing Date, by and between Seller and Company, and (ii) that certain Transitional Intellectual Property License Agreement, dated as of the Closing Date, by and between Seller and Company, as each such agreement may be amended, supplemented or otherwise modified from time to time to the extent pursuant to Section 6.13.

         "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1,
1993), as amended from time to time.

         "Type of Loan" means (i) with respect to either Term Loans or US Facility Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to US Swing Line Loans, a Base Rate Loan or a US Offered Rate Loan, and
(iii) with respect to Multicurrency Facility Loans, a Multicurrency Rate Loan or a Multicurrency Offered Rate Loan; provided, with respect to the definition of Lending Office contained in this agreement, "Type of Loan" shall also be a reference to (a) with respect to the US Facility, Loans denominated in Dollars, and (b) with respect to the Multicurrency Facility, Loans denominated in a Multicurrency.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "Unadjusted Eurodollar Rate Component" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Eurodollar Rate.

         "Unit" means (i) with respect to Dollars, $1.00, (ii) with respect to British Pounds Sterling, (pound)1.00, (iii) with respect to French Francs, FFr5.00, (iv) with respect to German Marks, DM1.00, (v) with respect to Italian Lira, Lira1500, (vi) with respect to Swiss Fancs, SWFr1.00, (vii) with respect to Japanese Yen, (Y)100.00, and (viii) with respect to any other Multicurrency, an amount of such currency the Dollar Equivalent of which is $1.00.

         "US Facility" means the facility described in Section 2.2(a), 2.2(b) providing for Loans to Company by US Facility Lenders in the aggregate principal amount of such Lenders' US Facility Commitments.

         "US Facility Agent" as defined in the preamble hereto.

         "US Facility Commitment" means the commitment of a Lender to make or otherwise fund any Credit Extension (other than any Term Loan, Multicurrency Facility Loan or Multicurrency Letter of Credit). The amount of each Lender's US Facility Commitment, if any, as of the Amendment and Restatement Effective Date is set forth on Appendix B and shall be subject to any adjustment or reduction pursuant to the terms and conditions hereof.

         "US Facility Commitment Period" means the period from and including the Closing Date to but excluding the US Facility Commitment Termination Date.

         "US Facility Commitment Termination Date" means the earliest to occur of (i) December 31, 1998 if the Term Loans are not made on or before that date;
(ii) the sixth anniversary of the Closing Date, (iii) the date the US Facility Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13, and (iv) the date of the termination of the US Facility Commitments pursuant to
Section 8.1.

         "US Facility Exposure" means, with respect to any Lender as of any date of determination:

                (i) prior to the termination of the US Facility Commitments, such Lender's US Facility Commitment; and

                (ii) after the termination of the US Facility Commitments, the sum of (a) the aggregate outstanding principal amount of the US Facility Loans of such Lender, (b) in the case of US Issuing Bank, the aggregate US Letter of Credit Usage in respect of all US Letters of Credit (net of any participations purchased by Lenders therein or any unreimbursed drawing thereunder), (c) the aggregate amount of all participations purchased by such Lender in any outstanding US Letters of Credit or any unreimbursed drawing under any US Letter of Credit,
         (d) in the case of US Swing Line Lender, the aggregate outstanding principal amount of all US Swing Line Loans (net of any participation therein purchased by other Lenders), and (e) the aggregate amount of all participations purchased by such Lender in any outstanding US Swing Line Loans.

         "US Facility Lender" means a Lender having US Facility Exposure.

         "US Facility Loan" means a loan made by a Lender to Company pursuant to
Section 2.2(a); provided, such term shall also include a US Swing Line Loan unless the context otherwise requires.

         "US Facility Note" means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

         "US Issuing Bank" means Bank of America as US Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

         "US Letter of Credit" means either a commercial letter of credit or a standby letter of credit issued or to be issued by US Issuing Bank.

         "US Letter of Credit Sublimit" means the lesser of (i) $15,000,000 and
(ii) the aggregate unused amount of the US Facility Commitments then in effect.

         "US Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all US Letters of Credit then outstanding, plus (ii) the aggregate amount of all drawings under US Letters of Credit honored by US Issuing Bank and not theretofore reimbursed by or on behalf of Company.

         "US Offered Rate" means, for any day, the rate of interest, plus a margin, if any, offered in writing by US Swing Line Lender and accepted by Company.

         "US Offered Rate Loan" means a Loan bearing interest at the US Offered Rate.

         "US Reimbursement Date" as defined in Section 2.3(a)(iii).

         "US Swing Line Lender" means Bank of America, in its capacity as US Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

         "US Swing Line Loan" means a loan made by US Swing Line Lender to Company pursuant to Section 2.2(b).

         "US Swing Line Note" means a promissory note in the form of Exhibit B-5, as it may be amended, supplemented or otherwise modified from time to time.

         "US Swing Line Sublimit" means the lesser of (i) $25,000,000, and (ii) the aggregate unused amount of US Facility Commitments then in effect.

         "Waiver and Consent Agreement" means a Waiver and Consent Agreement in the form of Exhibit K, as it may be amended, supplemented or otherwise modified from time to time.

         "Wholly-Owned Subsidiary" means a Subsidiary of Company, at least 99% of the capital stock of which (other than directors' qualifying shares) is owned by Company or another Wholly-Owned Subsidiary.

         "Wholly-Owned Domestic Subsidiary" means a Domestic Subsidiary of Company that is a Wholly-Owned Subsidiary.

         "Wholly-Owned Foreign Subsidiary" means a Foreign Subsidiary of Company that is a Wholly-Owned Subsidiary.

         "Year 2000 Issues" means limitations in the capacity or readiness to handle date information for the Year 1999 or years beginning January 1, 2000 of any of the Systems.

         1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements of Company and its Subsidiaries; provided, Company shall record the cost of producing instruments and other equipment loaned to customers of Company or any of its Subsidiaries as Consolidated Capital Expenditures.

         1.3. Interpretation, etc. (a) The headings, subheadings and table of contents used herein or in any other Credit Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

         (b) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

         (c) All definitions set forth herein or in any other Credit Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

         (d) When used herein or in any other Credit Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (e) References to "including" means including without limiting the generality of any description preceding such term.

         (f) Any reference to an officer of Company or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

         (g) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Credit Documents.


SECTION 2.  LOANS AND LETTERS OF CREDIT

         2.1. Term Loans. (a) Subject to the terms and conditions hereof, on or before December 31, 1998:

                (i) each Lender holding a Tranche A Term Loan Amount agrees to make a Tranche A Term Loan to Company in an amount equal to such Lender's Tranche A Term Loan Amount;

                (ii) each Lender holding a Tranche B Term Loan Amount agrees to make a Tranche B Term Loan to Company in an amount equal to such Lender's Tranche B Term Loan Amount; and

                (iii) each Lender holding a Tranche C Term Loan Amount agrees to make a Tranche C Term Loan to Company in an amount equal to such Lender's Tranche C Term Loan Amount.

Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12(a) and 2.13, all amounts owed hereunder with respect to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date, Tranche B Term Loan Maturity Date and Tranche C Term Loan Maturity Date, as applicable. Company acknowledges and agrees that Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans were made on December 4, 1998 as contemplated by this Section 2.1.

         (b) Company shall deliver to US Facility Agent the fully executed and delivered Closing Date Certificate (which shall be deemed to be a Funding Notice with respect to the Term Loans for all purposes hereof). Promptly upon receipt by US Facility Agent of such Certificate, US Facility Agent shall notify each Lender of the proposed borrowing.

         (c) Each Lender shall make its Tranche A Term Amount, Tranche B Term Loan Amount and Tranche C Term Loan Amount, as the case may be, available to US Facility Agent at US Facility Agent's Principal Office not later than 12:00 noon (New York City time) on the Closing Date, by wire transfer of Same Day Funds in Dollars to US Facility Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, US Facility Agent shall make the proceeds of such Term Loans available to Company on the Closing Date by causing an amount of Same Day Funds in Dollars equal to the proceeds of all such Loans received by US Facility Agent from Lenders to be credited to the account of Company at such Principal Office.

         2.2.  Facility Loans.

         (a)    US Facility Loans.

                (i) During the US Facility Commitment Period, subject to the terms and conditions hereof, each Lender holding a US Facility Commitment agrees to make US Facility Loans to Company in the aggregate amount up to but not exceeding such Lender's US Facility Commitment; provided, after giving effect to the making of any US Facility Loan, in no event shall the Total Utilization of US Facility Commitments exceed the US Facility Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the US Facility Commitment Period. Each Lender's US Facility Commitment shall expire on the US Facility Commitment Termination Date and all US Facility Loans and all other amounts owed hereunder with respect to the US Facility Loans and the US Facility Commitments shall be paid in full no later than such date.

                (ii) Except pursuant to Section 2.3(a)(iii), US Facility Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and US Facility Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                (iii) Whenever Company desires that Lenders make US Facility Loans, Company shall deliver to US Facility Agent a fully executed and delivered Funding Notice no later than 11:00 a.m. (New York City time)
         (1) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan; and (2) at least one Business Day in advance of the proposed Credit Date in the case of a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a US Facility Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

                (iv) Notice of receipt of each Funding Notice in respect of US Facility Loans, together with the amount of each US Facility Lender's Pro Rata Share thereof, together with the applicable interest rate, shall be provided by US Facility Agent to each US Facility Lender by telefacsimile with reasonable promptness, but (provided US Facility Agent shall have received such notice by 11:00 a.m. (New York City time), not later than 2:00 p.m. (New York City time) on the same day as US Facility Agent's receipt of such Notice from Company.

                (v) Each US Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, not later than 12:00 noon (New York City time) on the applicable Credit Date, make its Pro Rata Share of the US Facility Loan to be made on such day available to Company by depositing or transferring the proceeds thereof in Dollars and in Same Day Funds to US Facility Agent at its Principal Office. The amount so received by US Facility Agent shall, subject to the terms of this Agreement, be made available to Company by deposit of the proceeds to an account thereof maintained at such Principal Office or as otherwise directed by Company in the applicable Funding Notice.

         (b)    US Swing Line Loans.

                (i) During the US Facility Commitment Period, subject to the terms and conditions hereof, US Swing Line Lender hereby agrees to make US Swing Line Loans to Company in the aggregate amount up to but not exceeding the US Swing Line Sublimit; provided, after giving effect to the making of any US Swing Line Loans, in no event shall the Total Utilization of US Facility Commitments exceed the US Facility Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(b) may be repaid and reborrowed during the US Facility Commitment Period. US Swing Line Lender's Facility Commitment shall expire on the US Facility Commitment Termination Date and all US Swing Line Loans and all other amounts owed hereunder with respect thereto and the US Facility Commitments shall be paid in full no later than such date.

                (ii) US Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount, or in such other amounts as may be agreed to by Company and US Swing Line Lender.

                (iii) Whenever Company desires that US Swing Line Lender make a US Swing Line Loan, Company shall deliver to US Swing Line Lender a Funding Notice no later than 12:00 noon (New York City time) (or at such other time as may be agreed to by Company and US Swing Line Lender) on the proposed Credit Date and US Swing Line Lender shall make the amount of its US Swing Line Loan available to Company not later than 2:00 p.m.(New York City time) (or at such other time as may be agreed to by Company and US Swing Line Lender) on the applicable Credit Date by deposit of the proceeds to an account thereof maintained at such Principal Office or as otherwise directed by Company in the applicable Funding Notice.

                (iv)  US Swing Line Lender may, by delivery to US Facility
         Agent of a written notice no later than 11:00 a.m. (New York City time) on a Business Day, require each Lender holding a US Facility Commitment to irrevocably purchase, and each such Lender shall be deemed to have irrevocably purchased, a participation in such outstanding US Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount of such US Swing Line Loans, together with accrued interest thereon. Promptly after receipt by US Facility Agent of such written notice, US Facility Agent shall notify each US Facility Lender thereof, and within one Business Day, each applicable Lender shall deliver to US Facility Agent an amount equal to its respective participation in Same Day Funds at US Facility Agent's Principal Office. US Facility Agent shall promptly make the proceeds of such participations available to US Swing Line Lender by causing an amount of Same Day Funds in Dollars equal to such proceeds to be credited to the account of US Swing Line Lender at such Principal Office. In order to evidence further any such participation (and without prejudice to the effectiveness of the applicable participation provisions set forth in this Section 2.2(b)(iv)), each applicable Lender agrees to enter into a separate participation agreement at the request of US Swing Line Lender in form and substance reasonably satisfactory to each such party. In the event any applicable Lender fails to make available to US Swing Line Lender the amount of such Lender's participation as provided herein, US Swing
         Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by US Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event US Swing Line Lender receives a payment of any amount in which the other applicable Lenders have purchased participations as provided herein, US Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment. A certificate of US Swing Line Lender submitted to any Lender with respect to amounts owing hereunder shall be conclusive in the absence of manifest error.

         (c)    Multicurrency Facility Loans.

                (i) On the Closing Date and/or any date prior to the fifth Business Day after the Closing Date, subject to the terms and conditions hereof, each Lender holding a Multicurrency Facility Commitment agrees to make Multicurrency Facility Loans to Company denominated in Yen, ECUs or Dollars, as requested by Company in the applicable Notice; provided, after giving effect to the making of any Multicurrency Facility Loans in no event shall the Total Utilization of Multicurrency Facility Commitments exceed the Multicurrency Facility Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(c)(i) may be repaid but not reborrowed. Each Lender's Multicurrency Facility Commitment shall expire on the Multicurrency Facility Commitment Termination Date and all Multicurrency Facility Loans and all other amounts owed hereunder with respect thereto and the Multicurrency Facility Commitments shall be paid in full no later than such date.

                (ii) Company shall deliver to Multicurrency Facility Agent the fully executed and delivered Closing Date Certificate (which shall be deemed to be a Funding Notice with respect to the Multicurrency Facility Loans made pursuant to Section 2.2(c)(i) for all purposes hereof). Promptly upon receipt by Multicurrency Facility Agent of such Certificate, Multicurrency Facility Agent shall notify each Lender of the proposed borrowing.

                (iii) In the case of Multicurrency Facility Loans, each Multicurrency Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, not later than 12:00 noon (New York City time) on the Closing Credit Date (or the applicable day thereafter pursuant to Section 2.2(c)(i)), make its Pro Rata Share of such Multicurrency Facility Loan on such day available to Company by depositing or transferring the proceeds thereof in the applicable Multicurrency and in Same Day Funds to the account of Multicurrency Facility Agent at the applicable Funding Bank. The amount so received by such Funding Bank shall, subject to the terms of this Agreement and upon instruction from Multicurrency Facility Agent thereto on the same day but no later than 2:00 p.m. (New York City time), be made available to Company by deposit thereof to an account of Company, or as otherwise as directed by Company in the applicable Funding Notice.

         (d)    Multicurrency Swing Line Loans.

                (i) During the Multicurrency Facility Commitment Period, subject to the terms and conditions hereof, each Multicurrency Swing Line Lender hereby agrees to make Multicurrency Swing Line Loans to Company and/or each Multicurrency Swing Line Subsidiary as may be designated by Company in the aggregate amount for all Multicurrency Swing Line Lenders up to but not exceeding the Multicurrency Swing Line Sublimit; provided, after giving effect to the making of any Multicurrency Swing Line Loans, in no event shall the Total Utilization of Multicurrency Facility Commitments exceed the Multicurrency Facility Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(d) may be repaid and reborrowed during the Multicurrency Facility Commitment Period. Each Multicurrency Swing Line Lender's Multicurrency Facility Commitment shall expire on the Multicurrency Facility Commitment Termination Date and all Multicurrency Swing Line Loans and all other amounts owed hereunder with respect thereto and the Multicurrency Facility Commitments shall be paid in full no later than such date.

                (ii) Multicurrency Swing Line Loans shall be made in an aggregate minimum amount of 500,000 Units of the applicable Multicurrency and integral multiples of 100,000 Units of such Multicurrency in excess of that amount, or in such other amounts as may be agreed to by Company and/or the applicable Multicurrency Swing Line Subsidiary and the applicable Multicurrency Swing Line Lender.

                (iii) Whenever Company or Multicurrency Swing Line Subsidiary desires that a Multicurrency Swing Line Lender make a Multicurrency Swing Line Loan, Company shall deliver to such Multicurrency Swing Line Lender and to Multicurrency Facility Agent a Funding Notice no later than 12:00 noon (London, England time) (or at such other time as agreed to by Company and/or the applicable Multicurrency Swing Line Subsidiary and the applicable Multicurrency Swing Line Lender) at each of the applicable Multicurrency Swing Line Lender's and Multicurrency Facility Agent's Principal Offices or at such other office as may be agreed to by Company and/or the applicable Multicurrency Swing Line Subsidiary and the applicable Multicurrency Swing Line Lender on the proposed Credit Date.

                (iv) Each Multicurrency Swing Line Lender shall make the amount of its Multicurrency Swing Line Loan available to Company and/or the applicable Multicurrency Swing Line Subsidiary not later than 2:00 p.m. (London, England time) (or at such other time as agreed to by Company and/or the applicable Multicurrency Swing Line Subsidiary and the applicable Multicurrency Swing Line Lender) at such Swing Line Lender's Principal Office or at such other office as may be agreed to by Company and/or the applicable Multicurrency Swing Line Subsidiary and the applicable Multicurrency Swing Line Lender on the applicable Credit Date by wire transfer of Same Day Funds in the applicable Multicurrency or as otherwise directed by Company or such Multicurrency Swing Line Subsidiary in the applicable Funding Notice.

                (v) Each Multicurrency Swing Line Lender may, by delivery to Multicurrency Facility Agent of a written notice no later than 11:00 a.m. (New York City time) on a Business Day, require each Lender holding a Multicurrency Facility Commitment to irrevocably purchase, and each such Lender shall be deemed to have irrevocably purchased, a participation in such outstanding Multicurrency Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount of such Multicurrency Swing Line Loans (based on the aggregate Dollar Equivalent thereof as determined pursuant to this Section 2.2(c)(v)), together with accrued interest thereon. Each such notice shall state the aggregate amount of Multicurrency Swing Line Loans outstanding as of the date of such notice and an itemization of the amount of each Multicurrency in which such Multicurrency Swing Line Loans are denominated, together with the Dollar Equivalent thereof. Promptly after receipt by Multicurrency Facility Agent of such notice, Multicurrency Facility Agent shall notify each Multicurrency Facility Lender thereof, and within five (5) Business Days, each Multicurrency Facility Lender shall deliver to Multicurrency Facility Agent an amount equal to its respective participation in Same Day Funds in the applicable Multicurrency at Multicurrency Facility Agent's Principal Office; provided, if Multicurrency Facility Agent shall have received, on or prior to the fourth day after the date of receipt of the written notice of Multicurrency Swing Line Lender referred to herein, a notice from any Multicurrency Lender that such Multicurrency Lender intends to fund, at its election as determined in its discretion, its participation in such Multicurrency Swing Line Loans in Dollars, then Multicurrency Facility Agent shall promptly notify each other Multicurrency Lender of such election and all Multicurrency Facility Lenders shall fund their respective participations in Dollars; provided further, in such event from and after such date the applicable Multicurrency Swing Line Loans to which such participations relate shall automatically be converted (at the Spot Rate of Exchange for the Dollar Equivalent of the applicable Multicurrency determined as of the date of such conversion) to, and thereafter for all purposes hereof be treated as, Multicurrency Swing Line Loans denominated in Dollars. Upon receipt thereof, Multicurrency Facility Agent shall promptly make the proceeds of such participations available to the applicable Multicurrency Swing Line Lender by causing an amount of Same Day Funds in the applicable Multicurrency equal to such proceeds to be credited to the account of Multicurrency Swing Line Lender at its Principal Office or at such other office as such Multicurrency Swing Line Lender shall designate to Multicurrency Facility Agent. In order to evidence further any such participation (and without prejudice to the effectiveness of the applicable participation provisions set forth in this Section 2.2(d)(v)), each applicable Lender agrees to enter into a separate participation agreement at the request of such Multicurrency Swing Line Lender in form and substance reasonably satisfactory to each such party. In the event any applicable Lender fails to make available to the applicable Multicurrency Swing Line Lender the amount of such Lender's participation as provided herein, such Multicurrency Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Multicurrency Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the rate applicable to Multicurrency Loans pursuant to Section 2.9. In the event the applicable Multicurrency Swing Line Lender receives a payment of any amount in which the other applicable Lenders have purchased participations as provided herein, such Multicurrency Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment. A certificate of the applicable Multicurrency Swing Line Lender submitted to any Lender with respect to amounts owing hereunder shall be conclusive in the absence of manifest error.

         (e) Swing Line Loans - Generally. Anything contained herein to the contrary notwithstanding, each applicable Facility Lender's obligation to purchase a participation in any Swing Line Loan shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (ii) the occurrence or continuation of an Event of Default or a Default; (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (iv) any breach hereof or any other Credit Document by any party thereto; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. In no event shall the participation of any Lender in any Swing Line Loan purchased pursuant to Section 2.2(b)(iv) or 2.2(d)(v) be construed as a loan or other extension of credit by such Lender to Company, any other Lender or any Agent, or shall this Agreement be construed to require any Lender to fund or pay any amount in respect of any such participation in any Loan except as set forth herein.

         2.3.  Letters of Credit.

         (a)    US Letters of Credit.

                (i) During the US Facility Commitment Period, subject to the terms and conditions hereof, US Issuing Bank agrees to issue US Letters of Credit in Dollars for the account of Company in the aggregate amount up to but not exceeding the US Letter of Credit Sublimit; provided, Company shall not request that US Issuing Bank issue, and US Issuing Bank shall not issue: (1) any US Letter of Credit if, after giving effect to such issuance, the Total Utilization of US Facility Commitments would exceed the US Facility Commitments then in effect;
         (2) any US Letter of Credit if, after giving effect to such issuance, the US Letter of Credit Usage would exceed the US Letter of Credit Sublimit then in effect; or (3) any standby letter of credit having an expiration date later than the earlier of (I) the US Facility Commitment Termination Date and (II) the date which is one year from the date of issuance of such standby letter of credit. Subject to the foregoing, US Issuing Bank may agree that a standby letter of credit will automatically be extended for one or more successive periods not to exceed one year each unless US Issuing Bank elects not to extend for any such additional period; provided, US Issuing Bank shall not extend any such letter of credit if it has received written notice that an Event of Default has occurred and is continuing at the time US Issuing Bank must elect to allow such extension.

                (ii) Whenever Company desires the issuance of a US Letter of Credit, it shall deliver to Global Agent an Issuance Notice no later than 12:00 noon (New York City time) at least three Business Days or such shorter period as may be agreed to by US Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, US Issuing Bank shall issue the requested US Letter of Credit in accordance with US Issuing Bank's standard operating procedures. Upon the issuance of any US Letter of Credit, US Issuing Bank shall promptly notify US Facility Agent of such issuance and US Facility Agent shall in turn deliver written notice thereof to each US Facility Lender, which notice shall be accompanied by a copy of such Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.3(a)(iv). Within fifteen (15) days after the end of each month ending after the Closing Date, so long as any US Letter of Credit shall have been outstanding during such month, US Issuing Bank shall deliver to Global Agent, and Global Agent shall in turn deliver to each applicable Lender a report setting forth for such month the daily aggregate amount available to be drawn under the US Letters of Credit that were outstanding during such month.

                (iii) In the event US Issuing Bank has determined to honor a drawing under a US Letter of Credit, it shall immediately notify Company and Global Agent, and Company shall reimburse US Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "US Reimbursement Date") in an amount in Dollars and in Same Day Funds equal to the amount of such honored drawing. Anything contained herein to the contrary notwithstanding, (1) unless Company shall have notified Global Agent and US Issuing Bank prior to 11:00 a.m. (New York City time) on the date such drawing is honored that Company intends to reimburse US Issuing Bank for the amount of such honored drawing with funds other than the proceeds of US Facility Loans, Company shall be deemed to have given a timely Funding Notice to Global Agent requesting the applicable Lenders to make US

         Facility Loans that are Base Rate Loans on the US Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and
         (2) subject to satisfaction or waiver of the conditions specified in
         Section 3.2, such Lenders shall on the US Reimbursement Date make US Facility Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Global Agent to reimburse US Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of US Facility Loans are not received by US Issuing Bank on the US Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse US Issuing Bank, on demand, in an amount in Same Day Funds equal to the excess of the amount of such honored drawing over the aggregate amount of such US Facility Loans, if any, which are so received. Nothing in this Section 2.3(a)(iii) shall be deemed to relieve any applicable Lender from its obligation to make US Facility Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such US Facility Loan under this Section 2.3(a)(iii).

                (iv) Immediately upon the issuance of each US Letter of Credit, each Lender holding a US Facility Commitment shall be deemed to have irrevocably purchased, and hereby agrees to irrevocably purchase, from US Issuing Bank a participation in such US Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse US Issuing Bank as provided in Section 2.3(a)(iii), US Issuing Bank shall promptly notify each applicable US Facility Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein. Each applicable Lender shall make available to US Issuing Bank an amount equal to its respective participation in Dollars and in Same Day Funds at US Issuing Bank's Principal Office not later than 12:00 noon (New York City time) on the first Business Day after the date notified by US Issuing Bank. In the event that any applicable Lender fails to make available to US Issuing Bank on such Business Day the amount of such Lender's participation in such US Letter of Credit as provided in this Section 2.3(a)(iv), US Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by US Issuing Bank for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this Section 2.3(a)(iv) shall be deemed to prejudice the right of any applicable Lender to recover from US Issuing Bank any amounts made available by such Lender to US Issuing Bank pursuant to this Section in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a US Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of US Issuing Bank. In the event US Issuing Bank shall have been reimbursed by other applicable US Facility Lenders pursuant to this Section 2.3(a)(iv) for all or any portion of any drawing honored by US Issuing Bank under a US Letter of Credit, US Issuing Bank shall distribute to US Facility Agent, and US Facility Agent shall in turn distribute to each applicable US Facility Lender which has paid all amounts payable by it under this Section 2.3(a)(iv) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by US Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to an applicable Lender at its Lending Office or at such other address as such Lender may request.

         (b)    Multicurrency Letters of Credit.

                (i) During the Multicurrency Facility Commitment Period, subject to the terms and conditions hereof, each Multicurrency Issuing Bank agrees to issue Multicurrency Letters of Credit in a Multicurrency for the account of Company in the Dollar Equivalent of an aggregate amount for all Multicurrency Letters of Credit issued by all Multicurrency Issuing Banks up to but not exceeding the Multicurrency Letter of Credit Sublimit; provided, Company shall not request that any Multicurrency Issuing Bank issue, and no Multicurrency Issuing Bank shall issue: (1) any Multicurrency Letter of Credit if, after giving effect to such issuance, the Total Utilization of Multicurrency Facility Commitments would exceed the Multicurrency Facility Commitments then in effect; (2) any Multicurrency Letter of Credit if, after giving effect to such issuance, the Multicurrency Letter of Credit Usage would exceed the Multicurrency Letter of Credit Sublimit then in effect; or (3) any standby letter of credit having an expiration date later than the earlier of (I) the Multicurrency Facility Commitment Termination Date and (II) the date which is one year from the date of issuance of such standby letter of credit. Subject to the foregoing, a Multicurrency Issuing Bank may agree that a standby letter of credit will automatically be extended for one or more successive periods not to exceed one year each unless such Multicurrency Issuing Bank elects not to extend for any such additional period; provided, no Multicurrency Issuing Bank shall extend any such letter of credit if it has knowledge that an Event of Default has occurred and is continuing at the time such Multicurrency Issuing Bank must elect to allow such extension.

                (ii) Whenever Company desires the issuance of a Multicurrency Letter of Credit, it shall deliver to the applicable Multicurrency Issuing Bank and to Global Agent an Issuance Notice no later than 12:00 noon (London, England time) at least four Business Days or such shorter period as may be agreed to by such Multicurrency Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, the applicable Multicurrency Issuing Bank shall issue the requested Multicurrency Letter of Credit in accordance with such Multicurrency Issuing Bank's standard operating procedures. Upon the issuance of any Multicurrency Letter of Credit, the applicable Multicurrency Issuing Bank shall notify Global Agent and Global Agent shall promptly notify each Multicurrency Facility Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.3(b)(iv). Within fifteen (15) days after the end of each month ending after the Closing Date, so long as any Multicurrency Letter of Credit shall have been outstanding during such month, each Multicurrency Issuing Bank shall deliver to Global Agent and Global Agent shall deliver to each applicable Lender a report setting forth for such month the daily aggregate amount available to be drawn under the Multicurrency Letters of Credit that were outstanding during such month.

                (iii) In the event any Multicurrency Issuing Bank has determined to honor a drawing under a Multicurrency Letter of Credit, it shall immediately notify Company, Multicurrency Facility Agent and Global Agent, and Company shall reimburse the applicable Multicurrency Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "Multicurrency Reimbursement Date") in an amount in the applicable Multicurrency and in Same Day Funds equal to the amount of such honored drawing. Anything contained herein to the contrary notwithstanding, (1) unless Company shall have notified Global Agent, Multicurrency Facility Agent and Multicurrency Issuing Bank prior to 11:00 a.m. (London, England City time) on the date such drawing is honored that Company intends to reimburse the applicable Multicurrency Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Multicurrency Facility Loans, Company shall be deemed to have given a timely Funding Notice to Global Agent requesting the applicable Lenders to make Multicurrency Facility Loans at the Multicurrency Rate on the Multicurrency Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (2) subject to satisfaction or waiver of the conditions specified in Section 3.2, such Lenders shall on the Multicurrency Reimbursement Date make Multicurrency Facility Loans at the Multicurrency Rate in the amount of such honored drawing, the proceeds of which shall be applied directly by Global Agent to reimburse Multicurrency Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Multicurrency Facility Loans are not received by Multicurrency Issuing Bank on the Multicurrency Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse Multicurrency Issuing Bank, on demand, in an amount in Same Day Funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Multicurrency Facility Loans, if any, which are so received. Nothing in this Section 2.3(b)(iii) shall be deemed to relieve any applicable Lender from its obligation to make Multicurrency Facility Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Multicurrency Facility Loan under this Section 2.3(b)(iii).

                (iv)  Immediately upon the issuance of each Multicurrency
         Letter of Credit, each Lender holding a Multicurrency Facility Commitment shall be deemed to have irrevocably purchased, and hereby agrees to irrevocably purchase, from the applicable Multicurrency Issuing Bank a participation in such Multicurrency Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse a Multicurrency Issuing Bank as provided in
         Section 2.3(b)(iii), such Multicurrency Issuing Bank shall notify Multicurrency Facility Agent and Multicurrency Facility Agent shall promptly notify each applicable Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein. Each such notice shall state the aggregate amount of Multicurrency Letters of Credit outstanding as of the date of such notice and an itemization of the amount of each Multicurrency in which such Multicurrency Letter of Credit are denominated, together with the Dollar Equivalent thereof. Promptly after receipt by Multicurrency Facility Agent of such notice, Multicurrency Facility Agent shall notify each Multicurrency Facility Lender thereof, and within five (5) Business Days, each Multicurrency Facility Lender shall deliver to Multicurrency Facility Agent an amount equal to its respective participation in Same Day Funds in the applicable Multicurrency at Multicurrency Facility Agent's Principal Office; provided, if Multicurrency Facility Agent shall have received, on or prior to the fourth day after the date of receipt of the written notice of Multicurrency Issuing Bank referred to herein, a notice from any Multicurrency Lender that such Multicurrency Lender intends to fund, at its election as determined in its discretion, its participation in such Multicurrency Letters of Credit in Dollars, then Multicurrency Facility Agent shall promptly notify each other Multicurrency Lender of such election and all Multicurrency Facility Lenders shall fund their respective participations in Dollars; provided further, in such event from and after such date the applicable Multicurrency Letters of Credit to which such participations relate shall automatically be converted (at the Spot Rate of Exchange for the Dollar Equivalent of the applicable Multicurrency determined as of the date of such conversion) to, and thereafter for all purposes hereof be treated as, Multicurrency Letters of Credit the reimbursement obligations of Company with respect to which are denominated in Dollars. Upon receipt of any such amount, Multicurrency Facility Agent shall make available to the applicable Multicurrency Issuing Bank an amount equal to the aggregate amount of all participations purchased at Multicurrency Issuing Bank's Principal Office or such other office specified by the applicable Multicurrency Issuing Bank not later than 12:00 noon (London, England time) on the first Business Day after the date notified by Multicurrency Facility Agent. In the event that any applicable Lender fails to make available to the applicable Multicurrency Issuing Bank on such Business Day the amount of such Lender's participation in such Multicurrency Letter of Credit as provided in this Section 2.3(b)(iv), such Multicurrency Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Multicurrency Issuing Bank for the correction of errors among banks for three Business Days and thereafter at the rate applicable to Multicurrency Loans pursuant to Section 2.9. Nothing in this Section 2.3(b)(iv) shall be deemed to prejudice the right of any applicable Lender to recover from a Multicurrency Issuing Bank any amounts made available by such Lender to such Multicurrency Issuing Bank pursuant to this Section in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Multicurrency Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Multicurrency Issuing Bank. In the event the applicable Multicurrency Issuing Bank shall have been reimbursed by other applicable Lenders pursuant to this Section 2.3(b)(iv) for all or any portion of any drawing honored by such Multicurrency Issuing Bank under a Multicurrency Letter of Credit, such Multicurrency Issuing Bank shall distribute to Multicurrency Facility Agent, and Multicurrency Facility Agent shall in turn distribute to each applicable Lender which has paid all amounts payable by it under this Section 2.3(b)(iv) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by such Multicurrency Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to an applicable Lender at its Lending Office or at such other address as such Lender may request.

         (c)    Letters of Credit - Generally.

                (i) In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and any Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Bank shall be responsible for: (1) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (2) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (3) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (4) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (5) errors in interpretation of technical terms; (6) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;
         (7) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (8) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit issued thereby or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to Company. Notwithstanding anything to the contrary contained in this
         Section 2.3(c)(i), Company shall retain any and all rights it may have against any Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank, as determined by a final judgment of a court of competent jurisdiction.

                (ii) The obligation of Company to reimburse any Issuing Bank for drawings honored under the Letters of Credit issued thereby and to repay any Facility Loans made by Lenders pursuant to Section 2.3(a)(iii) or 2.3(b)(iii) and the obligations of Lenders under Section 2.3(a)(iv) or 2.3(b)(iv) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (1) any lack of validity or enforceability of any Letter of Credit; (2) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, any Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (3) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (4) payment by an Issuing Bank under any Letter of Credit issued thereby against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (5) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (6) any breach hereof or any other Credit Document by any party thereto; (7) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (8) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by any Issuing Bank under any Letter of Credit issued thereby shall not have constituted gross negligence or willful misconduct of such Issuing Bank under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

                (iii) In addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Bank as determined by a final judgment of a court of competent jurisdiction, or (B) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued thereby, or (2) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

         (d)    Collateral Account.

                (i) Global Agent is hereby authorized to establish and maintain at its Principal Office, as a blocked account in the name of Global Agent and under the sole dominion and control thereof, a restricted deposit account designated as "Stryker Corporation Collateral Account" (the "Collateral Account"). All amounts at any time held in the Collateral Account shall be beneficially owned by Company but shall be held in the name of Global Agent hereunder, for the benefit of Lenders, as collateral security for the Obligations upon the terms and conditions set forth herein. Company shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Company) of immediately available funds, in each case addressed to Global Agent. Company shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Global Agent by telefacsimile of the date, amount and method of delivery of such deposit. Any Cash held in the Collateral Account shall bear interest at the standard rate paid by Bank of America to its customers for deposits of like amounts and terms. Subject to Global Agent's rights hereunder, any interest earned on deposits of Cash in the Collateral Account shall be deposited directly in, and held in the Collateral Account.

                (ii) Upon the occurrence of an Event of Default, Company shall pay to Global Agent an amount (the "Applicable Aggregate Available Amount") equal to the maximum amount that may at any time be drawn under all Letters of Credit (in the case of Multicurrency Letters of Credit, an amount equal to the Dollar Equivalent thereof) then outstanding by delivering funds in such an amount for deposit in the Collateral Account. If for any reason the aggregate amount delivered by Company for deposit in the Collateral Account as aforesaid is less than the Applicable Aggregate Available Amount, the aggregate amount so delivered by Company shall be apportioned among all outstanding Letters of Credit for purposes hereof in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "Applicable Maximum Available Amount") to the Applicable Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Company has deposited in the Collateral Account any amounts described above, Global Agent shall apply such amounts to reimburse the applicable Issuing Bank for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Company has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Applicable Maximum Available Amount under such Letter of Credit, Global Agent shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Applicable Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Global Agent pursuant to Section 10.2, second, to the extent of any excess, to the Cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Company has failed to pay all or a portion of the amounts described above (such Cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Obligations in such order as Global Agent shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

         2.4. Pro Rata Shares. (a) All Loans shall be made, and all participations purchased pursuant to Section 2 shall be purchased, as the case may be, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall the Facility Commitment of any Lender be



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



increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

         (b) Without limiting the generality of the foregoing, in the event any Facility Lender shall fail to advance funds to Company as herein provided, the applicable Facility Agent may in its discretion, but shall not be obligated to, make a Facility Loan under the applicable Facility Note in its favor as a Facility Lender of all or any portion of such amount or amounts (each, a "Deficiency Advance") and shall thereafter be entitled to payments of principal of and interest on such Deficiency Advance in the same manner and at the same interest rate or rates to which such other applicable Facility Lender would have been entitled had it made such advance under its Facility Note; provided, upon payment to the applicable Facility Agent from such other Facility Lender of the entire outstanding amount of each such Deficiency Advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to such Facility Agent by Company on each applicable Facility Loan comprising the Deficiency Advance, (i) with respect to US Facility Loans, at the interest rate per annum for overnight borrowing by US Facility Agent from the Federal Reserve Bank, and (ii) with respect to Multicurrency Facility Loans, at the interest rate per annum equal to the Multicurrency Overnight Rate, such payment shall be credited against the applicable Facility Note of the applicable Facility Agent in full payment of such Deficiency Advance and Company shall be deemed to have borrowed the amount of such Deficiency Advance from such other Facility Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by Company thereon.

         2.5. Use of Proceeds. The proceeds of the Term Loans and any Facility Loans made on the Closing Date shall be applied by Company on the Closing Date to fund a portion of the Acquisition Financing Requirements. The proceeds of the other Facility Loans, Swing Line Loans and Letters of Credit shall be applied by Company for working capital and general corporate purposes of Company and its Subsidiaries, including Permitted Acquisitions. No portion of the proceeds of any Credit Extension shall be used by Company or any of its Subsidiaries in any manner that might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds.

         2.6. Evidence of Debt; Register; Lenders' Books and Records; Notes. (a) Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Facility Commitments or Company's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

         (b) With respect to the Facilities, the applicable Facility Agent shall maintain, at its Principal Office, a register for the recordation of the names and addresses of the applicable Lenders



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



and the Facility Commitments and Loans of each such Lender from time to time, and with respect to the Term Loans US Facility Agent shall maintain, at its Principal Office, a register for the recordation of the names and addresses of the applicable Lenders and Loans of each such Lender from time to time (each, a "Register"). Each Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The applicable Facility Agent shall record in the applicable Register the applicable Facility Commitments and Loans, and each repayment or prepayment in respect of the principal amount thereof, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Facility Commitment or Company's Obligations in respect of any Loan. Company hereby designates Bank of America to serve as Company's agent solely for purposes of maintaining each Register as provided in this Section 2.6(b), and Company hereby agrees that, to the extent Bank of America serves in such capacity, Bank of America and its officers, directors, employees, Agents and affiliates shall constitute "Indemnitees".

         (c) In addition to, and without limitation of, the other provisions of this Section 2.6, from time to time, but in any event no less than once per each calendar month during which any Multicurrency Facility Commitment is outstanding, Multicurrency Facility Agent shall record in the applicable Register the principal amount outstanding of each Multicurrency Facility Loan in the applicable Multicurrency as well as the Dollar Equivalent thereof, based on the Spot Rate of Exchange.

         (d) If so requested by any Lender by written notice to Company (with a copy to the applicable Facility Agent), Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) promptly after Company's receipt of such notice, a Note or Notes to evidence such Lender's Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan, Facility Loan or Swing Line Loan, as the case may be.

         2.7. Interest Payments. (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) as follows:

                (i) in the case of Term Loans and US Facility Loans (other than US Swing Line Loans): (1) if a Base Rate Loan, at the sum of the Base Rate plus the Applicable Margin; and (2) if a Eurodollar Rate Loan, at the sum of the Eurodollar Rate plus the Applicable Margin;

                (ii) in the case of US Swing Line Loans, (1) at the sum of the Base Rate plus the Applicable Margin or (2) at the US Offered Rate;

                (iii) in the case of Multicurrency Facility Loans (other than Multicurrency Swing Line Loans) at the sum of the Multicurrency Rate plus the Applicable Margin; and




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



                (iv) in the case of Multicurrency Swing Line Loans, the Multicurrency Offered Rate.

Notwithstanding the foregoing, on the Closing Date, and for up to five Business Days from the Closing Date, Company may borrow all Loans at the Base Rate plus the Initial Base Rate Margin; provided, any portion of any Loan bearing interest at the Base Rate plus the Initial Base Rate Margin that has not been repaid or converted on or before the fifth Business Day after the Closing Date to a Loan bearing interest at the rates specified above shall be deemed to be a Loan bearing interest from the Closing Date at the Base Rate plus the Applicable Margin.

         (b) The basis for determining (i) the rate of interest with respect to any Loan (except US Swing Line Loans and Multicurrency Facility Loans), and (ii) the Interest Period with respect to any Eurodollar Rate Loan or any Multicurrency Facility Loan, shall be selected by Company and notified to the applicable Facility Agent and applicable Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice; provided, no Fixed Rate Loan with an Interest Period in excess of one month shall be available until the earlier of (1) the date that is ninety (90) days after the Closing Date, and (2) the date that Syndication Agent notifies Company and Global Agent that the primary syndication of the Loans and Commitments has been completed, as determined by Syndication Agent. If on any day a Loan is outstanding with respect to which notice has not been delivered to Global Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day (A) if such a Loan was a Eurodollar Rate Loan, such Loan shall become a Base Rate Loan, and (B) if such Loan was a Multicurrency Facility Loan, such Loan shall become a Multicurrency Facility Loan with an Interest Period of one month.

         (c) Notwithstanding anything contained herein to the contrary, in connection with Eurodollar Rate Loans, there shall be no more than twenty (20) Interest Periods outstanding at any time and, in connection with Multicurrency Facility Loans, there shall be no more than ten (10) Interest Periods outstanding at any time. In the event Company fails to specify an Interest Period for any Fixed Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month.

         (d) Interest payable hereunder shall be computed (i) in the case of Base Rate Loans and Multicurrency Facility Loans denominated in British Pounds Sterling, on the basis of a 365-day or 366-day year, as the case may be, and
(ii) in the case of Fixed Rate Loans denominated in any other Multicurrency, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.




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



         (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

         (f) Company agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit issued thereby, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) in the case of US Letters of Credit, for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to US Facility Loans that are Base Rate Loans, and thereafter, a rate which is 2% per annum in excess of such rate; (ii) in the case of Multicurrency Letters of Credit, for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Multicurrency Swing Line Loans if made by such Multicurrency Issuing Bank in the applicable Multicurrency, and thereafter, a rate which is 2% per annum in excess of such rate.

         (g) Interest payable pursuant to Section 2.7(f) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by an Issuing Bank of any payment of interest pursuant hereto, (i) such Issuing Bank shall distribute to each applicable Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Facility Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit, and (ii) in the event such Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each applicable Lender which has paid all amounts payable by it under Section 2.3(b) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by such Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its Lending Office or at such other address as such Lender may request.

         2.8. Conversion/Continuation. (a) Provided no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

                (i) to convert at any time all or any part of any US Facility Loan (except US Swing Line Loans) from one Type of US Facility Loan to another Type of US Facility Loan; provided, a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration of the Interest Period applicable to such Eurodollar Rate Loan;



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



               (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loans as Eurodollar Rate Loans; and

               (iii) upon the expiration of any Interest Period applicable to any Multicurrency Facility Loans, to continue all or any portion of such Loans as Multicurrency Facility Loans in the applicable Multicurrency.

         (b) Company shall deliver a Conversion/Continuation Notice to Global Agent on or before 11:00 a.m. (New York City time) at least three Business Days in advance of the proposed conversion date in the case of a conversion or a continuation of any Loan, other than a Base Rate Loan (in which case such Conversion/Continuation Notice shall be delivered on or before 11:00 a.m. (New York City time) on the day of the proposed conversion). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans or continuation of any Multicurrency Facility Loans (or, in any case, telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         2.9. Default Interest. Upon the occurrence and during the continuation of an Event of Default, the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Fixed Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, (i) Fixed Rate Loans that are Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans, and
(ii) Fixed Rate Loans that are Multicurrency Facility Loans shall thereupon bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Multicurrency Facility Loans, determined based on successive Interest Periods of one month each. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

         2.10. Fees. (a) Company agrees to pay to US Facility Agent, for distribution to each Lender having US Facility Exposure in proportion to such Lender's Pro Rata Share, commitment fees equal to the product of (i) the difference of (1) the US Facility Commitments, and (2) the sum of (A) the aggregate principal amount of outstanding of US Facility Loans (not including US Swing Line Loans), and (B) the aggregate face amount of all US Letters of Credit then issued and unreimbursed, times (ii) the Applicable US Facility Commitment Fee Percentage. All such commitment fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed, and shall be



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



payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and on the US Facility Commitment Termination Date. Promptly upon receipt by US Facility Agent of any amount described in this Section 2.10(a), US Facility Agent shall distribute to each Lender its Pro Rata Share of such amount.

         (b) Company agrees to pay to Multicurrency Facility Agent, for distribution to each Lender having Multicurrency Facility Exposure in proportion to such Lender's Pro Rata Share, facility fees equal to the product of (i) the aggregate amount of Multicurrency Facility Commitments, times (ii) the Applicable Multicurrency Facility Fee Percentage. All such facility fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed, and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and on the Multicurrency Facility Commitment Termination Date. Promptly upon receipt by Multicurrency Facility Agent of any amount described in this Section 2.10(b), Multicurrency Facility Agent shall distribute to each Lender its Pro Rata Share of such amount.

         (c) Company agrees to pay the following fees with respect to US Letters of Credit:

               (i) a fronting fee, payable directly to US Issuing Bank for its own account, equal to 0.250%, per annum, of the aggregate daily amount available to be drawn under all outstanding US Letters of Credit, and

               (ii) a letter of credit fee, payable to US Facility Agent for distribution to each Lender having US Facility Exposure in proportion to such Lender's Pro Rata Share, equal to the product of (1) the Applicable Margin for US Facility Loans that are Eurodollar Rate Loans, times (2) the daily amount available to be drawn under all such Letters of Credit.

All such fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed, and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and on the US Facility Commitment Termination Date. Promptly upon receipt by US Facility Agent of any amount described in clause (ii) above, US Facility Agent shall distribute to each Lender its Pro Rata Share of such amount.

         (d) Company agrees to pay the following fees with respect to Multicurrency Letters of Credit:

               (i) a fronting fee, payable directly to each Multicurrency Issuing Bank for its own account, equal to 0.250%, per annum, of the Dollar Equivalent of the aggregate daily amount available to be drawn under all outstanding Multicurrency Letters of Credit issued thereby, and




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



               (ii) a letter of credit fee, payable to Global Agent for distribution to each Lender having Multicurrency Facility Exposure in proportion to such Lender's Pro Rata Share, equal to the product of
         (1) the Applicable Margin for Multicurrency Facility Loans (other than Multicurrency Swing Line Loans), times (2) the Dollar Equivalent of the daily amount available to be drawn under all such Letters of Credit.

All such fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed, and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and on the Multicurrency Facility Commitment Termination Date. Promptly upon receipt by Multicurrency Facility Agent of any amount described in clause (ii) above, Multicurrency Facility Agent shall distribute to each Lender its Pro Rata Share of such amount.

         (e) Without duplication of any of the fees set forth in Sections 2.10(c) and 2.10(d), Company agrees to pay documentary and processing charges payable directly to each Issuing Bank for its own account in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be. For purposes of calculating any fees payable under this Section, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination.

         (f) Company agrees to pay to Agents, for their respective accounts, the fees set forth in the separate letter agreement among Company and Agents at the times and in the amounts set forth therein.

         2.11. Scheduled Payments/Reductions. (a) The Term Loans shall be payable as to principal in the aggregate annual amounts set forth below in consecutive quarterly installments (each, an "Installment") on the last day of each Fiscal Quarter (each, an "Installment Date") occurring in each of the Fiscal Years set forth below, commencing March 31, 1999, with 25% of each annual amount being paid on each Installment Date:

                    Tranche A           Tranche B           Tranche C
      Fiscal        Term Loan           Term Loan           Term Loan
       Year       Installments         Installments        Installments

       1999             ---              $2,900,000         $2,850,000

       2000        $ 57,500,000          $2,900,000         $2,850,000

       2001        $ 86,250,000          $2,900,000         $2,850,000

       2002        $115,000,000          $2,900,000         $2,850,000

       2003        $143,750,000          $2,900,000         $2,850,000

       2004        $172,500,000          $2,900,000         $2,850,000




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


                    Tranche A           Tranche B           Tranche C
      Fiscal        Term Loan           Term Loan           Term Loan
       Year       Installments         Installments        Installments
       2005           ---                $272,600,000       $  2,850,000
       2006           ---                    ---            $265,050,000

Notwithstanding the foregoing, (i) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, in accordance with Sections 2.12(a) or 2.13; and (ii) the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date or the Tranche C Term Loan Maturity Date, respectively, and the final Installment payable by Company on each such date shall be in an amount sufficient to repay all amounts owing by Company hereunder with respect to the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as applicable.

         (b) The Multicurrency Facility Commitments shall be permanently reduced in the aggregate annual amounts set forth below in consecutive quarterly installments (each, a "Reduction") on the last day of each Fiscal Quarter (each, a "Reduction Date") occurring in each of the Fiscal Years set forth below, commencing March 31, 2000, with 25% of each annual amount being reduced on each Installment Date:

                                                Multicurrency Facility
                    Fiscal                      Commitments Reductions
                    Year
                    2000                             $25,000,000
                    2001                             $37,500,000
                    2002                             $50,000,000
                    2003                             $62,500,000
                    2004                             $75,000,000

Notwithstanding the foregoing, such Reductions shall be reduced in connection with any voluntary or mandatory reductions of the Multicurrency Facility Commitments in accordance with Sections 2.12(b) or 2.13.

         2.12.  Voluntary Prepayments/Reductions.

         (a)     Prepayments.  (i)  Any time and from time to time:




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


                           (1) with respect to Term Loans, Company may prepay
                  any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount;

                           (2) with respect to US Facility Loans, Company may
                  prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount;

                           (3) with respect to US Swing Line Loans, Company may
                  prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000, and in integral multiples of $100,000 in excess of that amount;

                           (4) with respect to Multicurrency Facility Loans,
                  Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of 5,000,000 Units of the applicable Multicurrency and in integral multiples of 1,000,000 Units of such Multicurrency in excess of that amount; and

                           (5) with respect to Multicurrency Swing Line Loans,
                  Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of 5,000,000 Units of the applicable Multicurrency and in integral multiples of 100,000 Units of such Multicurrency in excess of that amount.

                  (ii)     All such prepayments shall be made:

                           (1) upon not less than one Business Day's prior
                  written or telephonic notice, in the case of Base Rate Loans;

                           (2) upon not less than three Business Days' prior
                  written or telephonic notice, in the case of Eurodollar Rate Loans;

                           (3) upon written or telephonic notice on the date of
                  prepayment, in the case of US Swing Line Loans;

                           (4) upon not less than three Business Days' prior
                  written or telephonic notice in the case of Multicurrency Facility Loans (other than Multicurrency Swing Line Loans); and

                           (5) upon written or telephonic notice on the date of
                  prepayment in the case of Multicurrency Swing Line Loans;

                  in each case given to the applicable Facility Agent and the applicable Swing Line Lender by 12:00 noon (New York City time, London, England time or Tokyo, Japan time, as applicable) on the date required and, if given by telephone, promptly confirmed in writing to the applicable Facility Agent (and such Facility Agent will


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



                  promptly transmit such telephonic or original notice for Term Loans or Facility Loans, as the case may be, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

         (b)      Reductions.

                  (i) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to US Facility Agent (which original written or telephonic notice US Facility Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the US Facility Commitments in an amount up to the amount by which the US Facility Commitments exceed the Total Utilization of US Facility Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the US Facility Commitments shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to US Facility Agent shall designate the date (which shall be a Business
         Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the US Facility Commitments shall be effective on the date specified in Company's notice and shall reduce the US Facility Commitment of each Lender proportionately to its Pro Rata Share thereof.

                  (ii) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Multicurrency Facility Agent (which original written or telephonic notice Multicurrency Facility Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Multicurrency Facility Commitments in an amount up to the amount by which the Multicurrency Facility Commitments exceed the Total Utilization of Multicurrency Facility Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Multicurrency Facility Commitments shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Multicurrency Facility Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Multicurrency Facility Commitments shall be effective on the date specified in Company's notice and shall reduce the Multicurrency Facility Commitment of each Lender proportionately to its Pro Rata Share thereof.

         2.13. Mandatory Prepayments/Reductions. (a) No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans and/or the Facility Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, at any time the Reduced Leverage/Improved Ratings Status is in effect, Company shall have the option, directly or



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through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds
(or, at any time the Reduced Leverage/Improved Ratings Status is not in effect, up to $25,000,000 in each Fiscal Year, plus 50% of such Net Asset Sale Proceeds in excess of $25,000,000) within two hundred seventy (270) days of receipt thereof in productive assets of the general type used in the business of Company and its Subsidiaries; provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay outstanding Facility Loans (without a reduction in Facility Commitments).

         (b) No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries, or Global Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Facility Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent no Material Adverse Effect shall have occurred as of the date of, and after giving effect to, the receipt of such Net Insurance/Condemnation Proceeds, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insur ance/Condemnation Proceeds within two hundred seventy (270) days of receipt thereof in productive assets of the general type used in the business of Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets of Company or its Subsidiaries; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay outstanding Facility Loans (without a reduction in Facility Commitments).

         (c) On the date of receipt by Company or any of its Subsidiaries of any Cash proceeds from a capital contribution to, or the issuance of any equity Securities of, Company or any of its Subsidiaries (except (i) to Company or any Wholly-Owned Subsidiary, (ii) with respect to any Cash proceeds that are used as consideration for any Permitted Acquisition within one hundred twenty (120) days of the receipt thereof and (iii) with respect to the exercise of any option granted to employees or directors of Company pursuant to any compensation plan of Company), Company shall prepay the Loans and/or the Facility Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 50% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, during any period in which the Reduced Leverage/Improved Ratings Status is in effect, Company shall not be required to make the prepayment and/or reduction otherwise required hereby.

         (d) On the date of receipt by Company or any of its Subsidiaries of any Cash proceeds from incurrence of any Indebtedness of Company or any of its Subsidiaries (except to Company or any Wholly-Owned Subsidiary and except with respect any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans and/or the Facility Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.




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


         (e) Within thirty days of receipt by Company or any of its Subsidiaries of any Cash proceeds from any Permitted Securitization Transaction, Company shall prepay the Loans and/or the Facility Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided that no such prepayment or reduction of Facility Commitments shall be required pursuant to this Section 2.13(e) so long as and to the extent that (x) such Cash proceeds from a Permitted Securitization Transaction are received by Company or any of its Subsidiaries prior to December 31, 1999, (y) the aggregate amount of such Cash proceeds does not exceed $150,000,000 and (z) such Cash proceeds are applied within thirty days of receipt thereof to the extent necessary to repay outstanding US Facility Loans to the extent any US Facility Loans are outstanding on the date of receipt of such Cash proceeds.

         (f) In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 1999), Company shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and/or the Facility Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow; provided, during any period in which the Reduced Leverage/Improved Ratings Status shall be in effect, Company shall not be required to make the prepayment and/or reduction otherwise required hereby.

         (g) Company shall from time to time prepay first, the US Swing Line Loans, and second, the US Facility Loans to the extent necessary so that the Total Utilization of US Facility Commitments shall not at any time exceed the US Facility Commitments then in effect.

         (h) Company shall from time to time prepay first, the Multicurrency Swing Line Loans, and second, the Multicurrency Facility Loans to the extent necessary so that the Total Utilization of Multicurrency Facility Commitments shall not at any time exceed Multicurrency Facility Commitments then in effect. Notwithstanding the foregoing, in the event that any adjustment by Multicurrency Facility Agent of the Dollar Equivalent of the outstanding Multicurrency Loans pursuant to Section 2.6(c) would cause the Total Utilization of Multicurrency Facility Commitments to exceed 103% of the Multicurrency Facility Commitments then in effect, Company shall, immediately on the effective date of such adjustment, repay the portion of such continued Loan (applying the new Spot Rate of Exchange) necessary to ensure that thereafter the Total Utilization of Multicurrency Facility Commitments does not exceed the Multicurrency Facility Commitments then in effect.

         (i) Concurrently with any prepayment of the Loans and/or reduction of the Facility Commitments pursuant to Sections 2.13(a) through 2.13(f), Company shall deliver to Global Agent and each Facility Agent a certificate of its Authorized Officers demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual net proceeds amount was greater than the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the


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Commitments shall be permanently reduced in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Global Agent and each Facility Agent a certificate of its Authorized Officers demonstrating the derivation of such excess.

         2.14. Application of Prepayments/Reductions. (a) Any prepayment of any Loan pursuant to Section 2.12(a) shall be applied as specified by Company in the applicable notice of prepayment; provided, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

               first, to repay outstanding US Swing Line Loans and Multicurrency Swing Line Loans on a pro rata basis, in accordance with the respective outstanding principal amounts thereof (which, in the case of Multicurrency Swing Line Loans shall be the Dollar Equivalent of the aggregate amount of all such Loans based on the Spot Rate of Exchange as of the date of such prepayment) to the full extent thereof;

               second, to repay outstanding US Facility Loans in accordance with the respective outstanding principal amounts thereof to the full extent thereof; and

               third, to prepay the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the Multicurrency Facility Loans (other than Multicurrency Swingline Loans) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to each scheduled installment of principal or scheduled reduction, as the case may be of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and the Multicurrency Facility Loans (other than Multicurrency Swingline Loans).

         (b) Any amount required to be paid pursuant to Sections 2.13(a) through 2.13(f) (the "Applied Amount") shall be applied as follows:

               first, to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to each scheduled installment of principal thereof that is unpaid at the time of such prepayment;

               second, to the extent of any remaining portion of the Applied Amount, to prepay outstanding Swing Line Loans on a pro rata basis, in accordance with the respective outstanding principal amounts thereof (which, in the case of Multicurrency Swing Line Loans shall be the Dollar Equivalent of the aggregate amount of all such Loans based o the Spot Rate of Exchange as of the date of such prepayment ) to the full extent thereof and to permanently reduce the Facility Commitments to the full extent thereof by the amount of such prepayment;

               third, to the extent of any remaining portion of the Applied Amount, to prepay outstanding Facility Loans on a pro rata basis, in accordance with the respective outstanding principal amounts thereof (which, in the case of Multicurrency Facility Loans shall be the


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



         Dollar Equivalent of the aggregate amount of all such Loans based on the Spot Rate of Exchange as of the date of such prepayment) to the full extent thereof and to permanently reduce the Facility Commitments to the full extent thereof by the amount of such prepayment; and

               fourth, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Facility Commitments on a pro rata basis, in accordance with the respective principal amounts thereof to the full extent thereof by the amount of such prepayment;

provided, if at any time (i) Moody's has assigned to Company's long term Indebtedness for borrowed money a rating of Baa1 or higher, and (ii) S&P has assigned to Company's long term Indebtedness for borrowed money a rating of BBB+ or higher, then Company shall not be required to apply any portion of the Applied Amount pursuant to subparts second through fourth of this sentence.

         (c) Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.22.

         2.15. Allocation of Certain Payments and Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Obligations has been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any principal of, or interest on, the Obligations, or in respect of any other of the Obligations, shall be applied by Agents in the following order:

         first, amounts due to Agents pursuant to Section 10.2, to be applied for the ratable benefit of Agents;

         second, amounts due to Lenders, if any, pursuant to Sections 2.18, 2.22 or 2.23, to be applied for the ratable benefit of Lenders without distinction or preference as among them;

         third, amounts due to Lenders pursuant to Sections 2.10 and 10.2, to be applied for the ratable benefit of Lenders without distinction or preference as among them;

         fourth, amounts due to Agents pursuant to Section 2.10(f), to be applied in accordance therewith;

         fifth, payments of interest on Loans, to be applied for the ratable benefit of Lenders, without distinction or preference as among Term Loans, Multicurrency Facility Loans and US Facility Loans;

         sixth, payments of principal on Loans, and all Obligations then payable to any Lender Counterparty pursuant to a Hedge Agreement permitted hereby, to be applied for the ratable benefit of Lenders and such Lender Counterparties, without distinction or preference as among Term Loans, Multicurrency Facility Loans and US Facility Loans and such Hedge Agreements;



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


         seventh, amounts due to Agents or Lenders pursuant to Section 10.3, to be applied for the ratable benefit of Agents and Lenders;

         eighth, payments of all other Obligations due under any of the Credit Documents, if any, to be applied for the ratable benefit of Lenders and Agents; and

         ninth, any surplus remaining after application as provided for herein, to Company or as otherwise may be required by applicable law.

         2.16. General Provisions Regarding Payments. (a) Except as set forth in
Section 2.16(b), all payments by Company of principal, interest, fees and other Obligations, including Term Loans, US Facility Loans or US Letters of Credit, shall be made in Same Day Funds in Dollars, in each case without defense, setoff or counterclaim, free of any restriction or condition, and delivered to US Facility Agent not later than 12:00 noon (New York City time) on the date due at its Principal Office for the account of Lenders; funds received by US Facility Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Upon receipt of any such payment, US Facility Agent shall promptly pay each Lender its applicable Pro Rata Share thereof.

         (b) All payments by Company of principal, interest, fees and other Obligations with respect to Multicurrency Facility Loans and Multicurrency Letters of Credit shall be made in Same Day Funds in the applicable Multicurrency, in each case without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Multicurrency Facility Agent not later than 1:00 p.m.(London, England time) on the date due at its Principal Office for the account of Lenders; funds received thereafter on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Upon receipt of any such payment, Multicurrency Facility Agent shall promptly pay to each Lender its applicable Pro Rata Share thereof.

         (c) All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

         (d) The applicable Facility Agent shall deem any payment by or on behalf of Company hereunder that is not made both (i) in Dollars, in the case of Term Loans and US Facility Loans, or in the applicable Multicurrency, in the case of Multicurrency Facility Loans, and, in either case, in Same Day Funds and
(ii) prior to 12:00 noon (New York City time), in the case of Term Loans and US Facility Loans, and prior to 1:00 p.m. (London, England time) in the case of Multicurrency Facility Loans, to be a non-conforming payment. Any such payment shall not be deemed to be received by the applicable Facility Agent until the later of (x) the time such funds become available funds in the required Dollars or the Multicurrency, as the case may be, and (y) the applicable next Business Day. The applicable Facility Agent shall give prompt telephonic notice to Company and each of the applicable Facility Lenders (confirmed in writing) if any payment is non-conforming. Any


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non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the applicable Default Rate or the Highest Lawful Rate, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         2.17. Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), by realization upon security, through the exercise of any right of set-off or banker's Lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as Cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then any Lender receiving such proportionately greater payment shall (a) notify the applicable Facility Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's Lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. Notwithstanding anything in this Section 2.17 to the contrary, any amount with respect to the Aggregate Amounts Due by or to any Lender shall be calculated and thereafter be denominated in Dollars at the Spot Rate of Exchange.

         2.18. Increased Cost and Reduced Return. (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its applicable Lending Office) to any tax, duty, or other charge with respect to any Fixed Rate Loans or any Note; or shall change the basis of taxation of any amounts payable to such Lender (or its applicable Lending Office) under




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         this Agreement or any Note in respect of any Fixed Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Applicable Reserve Requirement utilized in the determination of the Eurodollar Rate or the Multicurrency Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its applicable Lending Office), including the applicable Facility Commitments of such Lender hereunder; or

               (iii) shall impose on such Lender (or its applicable Lending Office) or the London or applicable offshore interbank market any other condition affecting this Agreement or any Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its applicable Lending Office) of making, converting into, continuing, or maintaining or participating in any Fixed Rate Loan or to reduce any sum received or receivable by such Lender (or its applicable Lending Office) under this Agreement or any Note with respect to any Fixed Rate Loan, then Company shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Company under this Section 2.18(a), Company may, by notice to such Lender (with a copy to the applicable Facility Agent and Global Agent), suspend the obligation of such Lender to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section
2.21 shall be applicable); provided, such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency after the date hereof has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify Company and Agents of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.18 and will designate a different applicable Lending Office if such designation will



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avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it, as determined in such Lender's sole discretion. Any Lender claiming compensation under this
Section 2.18 shall furnish to Company and Agents a statement setting forth the reason and the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         2.19. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

         (a) the applicable Facility Agent in the Facility in which such Fixed Rate Loan is to be made or continued or converted determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or Multicurrency Rate, as the case may be, for such Interest Period; or

         (b) the Requisite Class Lenders in the Facility in which such Fixed Rate Loan is to be made or continued or converted determine (which determination shall be conclusive) and notify the applicable Facility Agent and Global Agent that (i) the Eurodollar Rate will not adequately and fairly reflect the cost to Lenders in such Facility of funding Fixed Rate Loans for such Interest Period or
(ii) that the Multicurrency Rate does not represent, in the case of Multicurrency Facility Lenders, the effective cost to those Lenders for deposits in the applicable Multicurrency of comparable amounts for the applicable Interest Period;

then the applicable Facility Agent shall give Company prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the applicable Lenders in such Facility or Facilities shall be under no obligation to make additional Loans of such Type, continue Loans of such Type, or to convert Loans of any other Type into Loans of such Type and Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either repay such Loans or convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         2.20. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable Lending Office to make, maintain, or fund any Fixed Rate Loans hereunder, then such Lender shall promptly notify Company and such Lender's obligation to make or continue any Fixed Rate Loans and to convert other Types of Loans into such Fixed Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund such Fixed Rate Loans (in which case the provisions of Section 2.21 shall be applicable).

         2.21. Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Fixed Rate Loan or to continue, or to convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
Section 2.18 or 2.20 (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically converted into, in the case of the US Facility, a Base Rate Loan or, in



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the case of the Multicurrency Facility, a Multicurrency Facility Alternative
Rate Loan (each referred to as a "Substitute Base Rate Loans") on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a conversion required by Section 2.20, on such earlier date as such Lender may specify to Company with a copy to the applicable Facility Agent and Global Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 2.18 or 2.20 that gave rise to such conversion no longer exist:

         (a) to the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Substitute Base Rate Loans; and

         (b) all Loans that would otherwise be made or continued by such Lender as Loans of the Affected Type shall be made or continued instead as Substitute Base Rate Loans, and all Loans of such Lender that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Substitute Base Rate Loans.

If such Lender gives notice to Company (with a copy to the applicable Facility Agent and Global Agent) that the circumstances specified in Section 2.18 or 2.20 that gave rise to the conversion of such Lender's Affected Loans pursuant to this Section 2.21 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Substitute Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Pro Rata Shares applicable to the Facility in which the Affected Loans were made.

         2.22. Compensation. Upon the request of any Lender, Company shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or conversion of a Fixed Rate Loan for any reason (including, without limitation, any voluntary prepayment pursuant to Section 2.12, any mandatory prepayment pursuant to Section 2.13 or the acceleration of the Loans pursuant to Section 8.1) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by Company (including, without limitation, the failure of any condition precedent specified in Section 3) to borrow, convert, continue, or prepay a Fixed Rate Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

         2.23. Taxes. (a) Any and all payments by Company to any Lender or any Agent under this Agreement and any other Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Company shall pay all Other Taxes.



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




         (b) If Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or any Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.23), such Lender or Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii)  Company shall make such deductions and withholdings; and

               (iii) Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

         (c) Company agrees to indemnify and hold harmless each Lender and each Agent for the full amount of Taxes and Other Taxes in the amount that the respective Lender reasonably specifies as necessary to preserve the after-tax yield Lender would have received if such Taxes or Other Taxes, as the case may be, had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes, as the case may be, were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the applicable Lender or Agent makes written demand therefor.

         (d) Within 30 days after the date of any payment by Company of Taxes or Other Taxes, Company shall furnish to each applicable Lender or the applicable Facility Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or Agent.

         (e) If Company is required to pay any amount to any Lender or Agent pursuant to subsection (b) or (c) of this Section 2.23, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable Lending Office so as to eliminate any such additional payment by Company which may thereafter accrue, if such change in the reasonable judgment of such Lender is not otherwise materially disadvantageous to such Lender.

         (f) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Company or the applicable Facility Agent, shall provide Company and the applicable Facility Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate (or if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, a Certificate re Non-Bank Status), or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is



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



entitled to benefits under an income tax treaty to which the United States is a party which establishes such Lender is not subject to withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from a tax on payments pursuant to this Agreement or any of the other Credit Documents.

         (g) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.23 hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, that whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall promptly deliver to the applicable Facility Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, as appropriate, a Certificate of Non-Bank Status, or Internal Revenue Service Form W-8 or W-9, as appropriate, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or such Lender shall notify the applicable Facility Agent and Company of its inability to deliver any such forms, certificates or other evidence.

         (h) Each Multicurrency Facility Lender (other than a Lender entitled to receive payments of interest in respect of each Multicurrency Facility Loan free of withholding or deduction for or on account of United Kingdom income tax under
Section 349(3)(a) of the Income and Corporation Taxes Act 1988 of the United Kingdom (a "Multicurrency Qualifying Lender"); provided, this Section 2.23(h) shall apply to a Multicurrency Qualifying Lender which loses such status, other than through a change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Closing Date) shall deliver to the appropriate Person such application forms, certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Multicurrency Facility Lender, to enable Company to be able to pay interest on the Multicurrency Facility Loans of such Multicurrency Facility Lender without withholding or deduction for or on account of any United Kingdom income tax.

         (i) For any period with respect to which a Lender has failed to provide Company and the applicable Facility Agent with the appropriate form pursuant to
Section 2.23(f), 2.23(g) or 2.23(h), as applicable (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.23(a), 2.23(b) or 2.23(c) with respect to Taxes imposed by the United States or United Kingdom, as applicable; provided, should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.



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


         2.24. Replacement Lender. In the event any Lender seeks additional compensation pursuant to any of Sections 2.18 through 2.23 or is restricted from making any Fixed Rate Loan under this Agreement (a "Restricted Lender"), so long as no Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes hereunder, Company may cause such Restricted Lender to be replaced by, and to assign all its Loans, Facility Commitments and other Obligations owing thereto pursuant to Section 10.6, to such other Lender or an Eligible Assignee that is reasonably acceptable to each applicable Facility Agent, each applicable Issuing Bank and Global Agent and is not similarly restricted and will not seek such additional compensation. Such Restricted Lender agrees to execute and to deliver to Global Agent and to each applicable Facility Agent an Assignment Agreement with such replacement Lender as provided in Section 10.6 upon payment at par of all principal, interest, fees and other amounts owing under this Agreement to such Restricted Lender, and such Restricted Lender shall pay to the applicable Facility Agent the processing fee required by Section 10.6(d) in connection with such assignment.

         2.25. Funding. In the event Company or a Multicurrency Swing Line Subsidiary elects to obtain any Loans as Fixed Rate Loans, or elects to continue any Fixed Rate Loans or convert any portion of the principal amount of any Floating Rate Loans to Fixed Rate Loans, each Lender may, if it so elects, fulfill its obligation to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan in accordance with any election made by Company or such Multicurrency Swing Line Subsidiary, as applicable, by causing a foreign branch or affiliate of such Lender or an international banking facility created by such Lender to make such Fixed Rate Loan; provided, in such event such Fixed Rate Loan shall be deemed to have been made by such Lender, and the obligation of Company or such Multicurrency Swing Line Subsidiary, as applicable, to repay such Fixed Rate Loan shall nevertheless be to such Lender and shall be deemed to be held by such Lender, to the extent of such Fixed Rate Loan, for the account of such foreign branch, affiliate or international banking facility. In addition, each of Company and each Multicurrency Swing Line Subsidiary hereby consents and agrees that, for purposes of any determination to be made for purposes of this Agreement (including Sections 2.18, 2.19, 2.20 and 2.21), it shall be conclusively assumed that each Lender elected to fund all Fixed Rate Loans by purchasing deposits in the applicable Multicurrency in its eurocurrency office's interbank eurocurrency market.

         2.26. Economic and Monetary Union in the European Community. (a) The provisions of this Section 2.26 relate to Multicurrency Facility Loans which would otherwise be denominated in a National Currency Unit of a Participating Member State and shall be effective from and after the commencement of the third stage of EMU. If and to the extent that any such provisions relate to any country (or the currency of such country) that is not a Participating Member State on the commencement of the third stage of EMU, such provision shall become effective as to such country (and the currency of such country) if and when such country becomes a Participating Member State.

         (b) Multicurrency Facility Loans and other Obligations to be Redenominated into euro Units.




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


               (i) From and after the commencement of the third stage of EMU, each obligation under this Agreement of a party hereto which has been denominated in the National Currency Unit of a Participating Member State shall be redenominated into the euro unit in accordance with EMU Legislation and applicable state law, provided, if and to the extent that any EMU Legislation provides that amounts denominated in the euro unit or the National Currency Unit of a Participating Member State that are payable within that country may be made in either currency by crediting an account of the creditor, each party to this Agreement shall be entitled to pay or repay any such amounts in either the euro unit or such National Currency Unit.

               (ii)  Any Multicurrency Facility Loans denominated in a
         National Currency Unit of a Participating Member State which were made prior to the commencement of the third stage of EMU but which have Interest Periods ending after the commencement of the third stage of EMU shall, for purposes of this Agreement, remain denominated in such National Currency Unit provided, such Loans may be repaid either in the euro or in such National Currency Unit after the commencement of the third stage of EMU; provided, further, from and after January 1, 2002 all such amounts shall be deemed to be in euro units.

               (iii) Any Multicurrency Facility Loans denominated in the National Currency Unit of a Participating Member State which are made, continued or converted on or after the commencement of the third stage of EMU shall instead be made, continued or converted in the euro unit; provided, the Borrower may request that Multicurrency Facility Loans be made, continued or converted in the National Currency Unit of such Participating Member State with respect to Loans having Interest Periods ending before January 1, 2002.

               (iv) Subject to any EMU Legislation, references in this Agreement to a minimum amount (or an integral multiple thereof) in a National Currency Unit to be paid to or by a party hereto shall be deemed to be a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as Global Agent may from time to time specify.

         (c) Certain Definitions. From and after the commencement of the third stage of EMU:

               (i) Any reference to a Multicurrency Unit of a Participating Member State in the definition of "Multicurrency" shall be deemed a reference to the euro unit.

               (ii) The definition of "LIBOR" as used in this Agreement shall, with respect to any Multicurrency Facility Loan to be denominated in the euro unit or a National Currency Unit of a Participating Member State, mean the rate displayed on Telerate page 3740 or 3750 (or any replacement page thereof or other applicable display page designated by Telerate) as appropriate for deposits in such currency in the approximate amount of the requested borrowing, conversion or continuation and having a comparable maturity to the Interest Period for such borrowing, conversion or continuation at approximately 11:00 a.m. (London time) two TARGET Business Days prior to the requested date of such borrowing, conversion


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



         or continuation.

               (iii) The definition of "Business Day" shall, with respect to dates for the payment or purchase of any amount denominated in the euro unit or the National Currency Unit of a Participating Member State, be deemed to mean a day (other than a Saturday or a Sunday) on which (1) banks are generally open for business in London, New York City, and in the principal financial center in such Participating Member State, as Global Agent shall from time to time determine for this purpose, and
         (2) such clearing or settlement system as the Administrative Agent shall from time to time nominate for this purpose in such principal financial center is open for business for the clearing or settlement of the euro.

         (d)   Payments.

               (i) All payments by Company or any Lender of amounts denominated in the euro or a National Currency Unit of a Participating Member State, shall be made in immediately available, freely transferable, cleared funds to the account of the applicable Agent in the principal financial center in such Participating Member State, as from time to time designated by such Agent for such purpose.

               (ii) All amounts payable by any Agent to any party under this Agreement in the National Currency Unit of a Participating Member State shall instead be paid in the euro unit.

               (iii) No Agent shall be liable to any party to this Agreement in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount denominated in the euro or a National Currency Unit of a Participating Member State.

               (iv) All references herein to the London interbank or other national market with respect to any National Currency Unit of a Participating Member State shall be deemed a reference to the applicable markets and locations referred to in Section 2.26(c)(iii).

         (e) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the National Currency Unit of a Participating Member State shall be inconsistent with any convention or practice in the London interbank market or other applicable interbank market, as the case may be, for the basis of accrual of interest or fees with respect to the euro, such convention or practice shall replace such expressed basis, effective as of and from the date on which such country becomes a Participating Member State; provided, if any Multicurrency Facility Loan in the currency of such country is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

         (f) Increased Costs. Company shall, from time to time upon demand of any Lender (with a copy to Global Agent), pay to such Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the


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



introduction of, changeover to or operation of the euro in a Participating Member State, other than any such cost or reduction or amount foregone reflected in any interest rate hereunder.

         (g) Unavailability of euro. If Multicurrency Facility Agent at any time determines that: (i) the euro has ceased to be utilized as the basic accounting unit of the European Community; (ii) for reasons affecting the market in euros generally, euros are not freely traded between banks internationally; or (iii) it is illegal, impossible or impracticable for payments to be made hereunder in euro, then Multicurrency Facility Agent may, in its discretion declare (such declaration to be binding on all the parties hereto) that any payment made or to be made thereafter which, but for this provision, would have been payable in the euro shall be made in a component currency of the euro or dollars (as selected by Multicurrency Facility Agent (the "Selected Currency") and the amount to be so paid shall be calculated on the basis of the equivalent of the euro in the Selected Currency).

         (h) Additional Changes at Multicurrency Facility Agent's Discretion. Except as expressly provided in this Section, provisions of this Agreement shall be subject to such further reasonable changes of construction as Multicurrency Facility Agent may from time to time in its reasonable discretion specify to be necessary or appropriate to reflect the changeover to the euro in Participating Member States.


SECTION 3.  CONDITIONS PRECEDENT; RELEASE OF COLLATERAL

         3.1. Closing Date. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date (each of which was satisfied as of the Closing Date):

         (a) Credit Documents. Global Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party, for each Lender and its counsel.

         (b) Organizational Documents; Incumbency. Global Agent shall have received sufficient copies of each Organizational Document of each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender and its counsel, each dated the Closing Date or a recent date prior thereto, together with signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party.

         (c) Organizational and Capital Structure. The organizational structure and the capital structure of Company and its Subsidiaries, both before and after giving effect to the Acquisition, shall be as set forth on Schedule 3.1(c).

         (d) Related Agreements and Opinions. Syndication Agent and Global Agent shall each have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, together with copies of each of the opinions of counsel delivered



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


to the parties under the Related Agreements, accompanied by a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders. Each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Syndication Agent or Global Agent to be material, in each case without the consent of Syndication Agent and Global Agent.

         (e) Existing Indebtedness. Syndication Agent and Global Agent shall have received evidence that, after giving effect to the initial borrowings hereunder and the consummation of the Acquisition, the outstanding Indebtedness of Credit Parties in Schedule 6.1 in the aggregate principal amount shall not exceed $20,000,000.

         (f) Application of Cash. Company shall have provided evidence satisfactory to Syndication Agent and Global Agent that the Cash on hand of Company and it Subsidiaries is not less than $283,000,000 and that such Cash has been irrevocably committed, prior to the application of the proceeds of the Term Loans and the Facility Loans to be made on the Closing Date, to the payment of the Acquisition Financing Requirements.

         (g) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect except as contemplated by the Acquisition Agreement (which consents shall be obtained by the applicable Credit Party in accordance with the terms and conditions of the Acquisition Agreement and in any event, promptly after the Closing Date) and except those the failure to obtain or maintain which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         (h) Consummation of Acquisition. With respect to the consummation of the Acquisition, (i) all conditions to the Acquisition set forth in Article IV of the Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Syndication Agent and Global Agent, (ii) the Acquisition shall have become effective in accordance with the terms of the Acquisition Agreement, (iii) the aggregate Cash consideration paid to Seller in connection with the Acquisition shall not exceed $1,650,000,000, subject to any Post Closing Adjustment, and (iv) the Transaction Costs shall not have exceeded $47,000,000.

         (i) Real Estate Assets. In order to create in favor of Global Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Real Estate Assets, Global Agent shall have received from Company and each applicable
Guarantor:



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


               (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(i)(i) (each, a "Closing Date Mortgaged Property");

               (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Syndication Agent and Global Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Syndication Agent and Global Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Global Agent;

               (iii) in the case of each Leasehold Property that is a Closing Date Mortgaged Property, (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest;

               (iv) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by a title company with respect to each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Syndication Agent and Global Agent;

               (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Syndication Agent and Global Agent; and

               (vi) ALTA surveys of all Closing Date Mortgaged Properties which are not Leasehold Properties, certified to Global Agent and dated not more than thirty (30) days prior to the Closing Date.

         (j) Personal and Mixed Property Collateral. In order to create in favor of Global Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in all personal and mixed property Collateral, Global Agent shall have received:

               (i) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Global Agent) representing all capital stock pledged pursuant to the Pledge and Security Agreement, and, if applicable, Acknowledgments of Pledge from each applicable issuer of Securities pledged pursuant to the Pledge and Security Agreement;

               (ii) (1) the results of a recent search, by a Person satisfactory to Syndication Agent and Global Agent, of all effective UCC financing statements and fixture filings and all



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         judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (2) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Liens);

               (iii) UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in the jurisdictions listed on Schedule 3.1 to the Pledge and Security Agreement to perfect the security interests created in such Collateral pursuant to the Collateral Documents (which jurisdictions for Physiotherapy Associates Inc. shall be Michigan, Tennessee, California and New Jersey only);

               (iv) upon the Closing Date or promptly thereafter, all cover sheets or other documents or instruments required to be filed with each applicable filing office, as determined by Global Agent in order to create or perfect Liens in respect of any Intellectual Property Collateral;

               (v) an opinion of one or more counsel (each of which shall be reasonably satisfactory to Syndication Agent and Global Agent) with respect to the creation and perfection of the security interests in favor of Global Agent in such Collateral and such other matters regarding such security interests as Syndication Agent and Global Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Global Agent; and

               (vi) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, including a Waiver and Consent Agreement duly executed by the landlord of any Leasehold Property by Company or any its Subsidiaries, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Syndication Agent and Global Agent.

         (k) Environmental Reports. Syndication Agent and Global Agent shall have each received (i) with respect to each Manufacturing Facility listed on
Schedule 3.1(k), a Phase I Report, and (ii) with respect to each other Manufacturing Facility, reports and other information regarding environmental matters relating to such Manufacturing Facility, for each of clauses (i) and
(ii), in scope and substance satisfactory to Syndication Agent and Global Agent.

         (l) Financial Statements; Projections. Lenders shall have received from Company, (i) the Historical Financial Statements, (ii) a pro forma combined balance sheet of Company and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the consummation of the Acquisition, the related financings and the other transactions contemplated by



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the Credit Documents and the Related Agreements, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and (iii) the Projections.

         (m) Evidence of Insurance. Syndication Agent and Global Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to
Section 5.5 is in full force and effect and that Global Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under Section 5.5.

         (n) Opinion of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Whitman Breed Abbott & Morgan LLP and of such other counsel for Credit Parties, which other counsel shall be reasonably satisfactory to Syndication Agent and Global Agent, in the form of Exhibit D and as to such other matters as Global Agent or Syndication Agent may reasonably request, and otherwise in form and substance reasonably satisfactory to Global Agent and Syndication Agent and its counsel, dated as of the Closing Date.

         (o) Opinion of Counsel to Syndication Agent and Global Agent. Lenders shall have received originally executed copies of the favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent and Global Agent, dated as of the Closing Date, in form and substance reasonably satisfactory thereto.

         (p) Fees. Company shall have paid to Agents, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in Section 2.10(f).

         (q) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Global Agent, acting on behalf of Lenders, or Syndication Agent and its counsel shall be satisfactory in form and substance to Global Agent and Syndication Agent and such counsel, and Global Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Global Agent or Syndication Agent may reasonably request.

         (r) Solvency Letter. On the Closing Date, Syndication Agent, Global Agent and Lenders shall have received a letter from Valuation Research Corporation, dated the Closing Date, and addressed to Syndication Agent, Global Agent and Lenders, in form and substance satisfactory to Syndication Agent and Global Agent and with appropriate attachments.

         (s) Closing Date Certificate. Company shall have delivered to Syndication Agent and Global Agent an originally executed Closing Date Certificate, together with all attachments thereto.

         (t) Closing Date. Lenders shall have made the Term Loans to Company on or before December 31, 1998.



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         3.2. Conditions to each Credit Extension. (a) The obligation of each
Lender to make any Loan, or each Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the following conditions precedent; provided, each Lender agrees that the making of any Credit Extension made thereby shall be deemed to be the acknowledgment of such Lender that each of the conditions precedent in Section 3.1 and 3.2 have been duly satisfied or such Lender has waived the satisfaction thereof:

               (i) the applicable Facility Agent, the applicable Swing Lender or the applicable Issuing Bank, as the case may be, shall each have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

               (ii) with respect to any US Facility Loan or US Letter of Credit, after making any such Credit Extension requested on such Credit Date, the Total Utilization of US Facility Commitments shall not exceed the US Facility Commitments then in effect;

               (iii) with respect to any Multicurrency Facility Loan or Multicurrency Letter of Credit, after making any such Credit Extension requested on such Credit Date, the Total Utilization of Multicurrency Facility Commitments shall not exceed the Multicurrency Facility Commitments then in effect;

               (iv) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or the making any Credit Extension;

               (v) as of the Closing Date, the representations and warranties contained herein and in the other Credit Documents shall be true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all respects on and as of such earlier date;

               (vi) as of such Credit Date (other than the Closing Date), the representations and warranties contained herein and in the other Credit Documents shall be true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

               (vii) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and



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               (viii) on or before the date of issuance of any Letter of
         Credit, the applicable Issuing Bank shall have received all other information required by the applicable Issuance Notice, and such other documents or information as such Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

         (b) Any Notice shall be executed by the chief executive officer, the chief financial officer or the treasurer of Company or by the executive officer thereof designated by the chief executive officer, the chief financial officer or the treasurer of Company in a writing delivered to the applicable Facility Agent. In lieu of delivering a Notice, Company may give Global Agent, the applicable Swing Line Lender or the applicable Issuing Bank, as the case may be, telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Global Agent, the applicable Swing Line Lender or the applicable Issuing Bank, as the case may be, on or before the applicable date of borrowing, continuation/conversion or issuance. None of Global Agent, any Issuing Bank or any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Global Agent, the applicable Swing Line Lender or the applicable Issuing Bank, as the case may be, believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

         3.3. Release of Collateral. (a) If at any time (i) Moody's has assigned to Company's long term Indebtedness for borrowed money a rating of Baa3 or higher, and (ii) S&P has assigned to Company's long term Indebtedness for borrowed money a rating of BBB- or higher, then, so long as no Default or Event of Default shall have occurred and be continuing, Global Agent shall take or cause to be taken any action, execute and deliver or cause to be executed and delivered any agreement, document and instrument, and make or cause to be made any filing and recording, in each case as requested by Company in order to release the First Priority Lien of Global Agent in all of the Collateral except the Investment Property Collateral.

         (b) If at any time (i) Moody's has assigned to Company's long term Indebtedness for borrowed money a rating of Baa1 or higher, and (ii) S&P has assigned to Company's long term Indebtedness for borrowed money a rating of BBB+ or higher, then, so long as no Default or Event of Default shall have occurred and be continuing, Global Agent shall take or cause to be taken any action, execute and deliver or cause to be executed and delivered any agreement, document and instrument, and make or cause to be made any filing and recording, in each case as requested by Company in order to release the First Priority Lien of Global Agent in all of the Collateral then subject thereto.

         (c) If at any time either (i) Moody's has assigned to Company's long term Indebtedness for borrowed money a rating of lower than Baa1, or (ii) S&P has assigned to Company's long term Indebtedness for borrowed money a rating of lower than BBB+, then, Company shall take or cause to be taken any action, execute and deliver or cause to be executed and delivered any agreement, document and instrument, and make or cause to be made any filing and recording, in each case as requested by Global Agent or Requisite Lenders in order to grant to Global Agent, for the benefit of



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Lenders, a First Priority Lien in all of the Investment Property Collateral then or thereafter owned by Company and its Subsidiaries in accordance with, and subject to the terms and conditions of, the Collateral Documents.

         (d) If at any time either (i) Moody's has assigned to Company's long term Indebtedness for borrowed money a rating of lower than Baa3, or (ii) S&P has assigned to Company's long term Indebtedness for borrowed money a rating of lower than BBB-, then, Company shall take or cause to be taken any action, execute and deliver or cause to be executed and delivered any agreement, document and instrument, and make or cause to be made any filing and recording, in each case as requested by Global Agent or Requisite Lenders in order to grant to Global Agent, for the benefit of Lenders, a First Priority Lien in all of the real, personal or mixed property of Company and its Subsidiaries defined as "Collateral" under the Collateral Documents then or thereafter owned by Company and its Subsidiaries in accordance with, and subject to the terms and conditions of, the Collateral Documents.

         (e) Company shall pay or otherwise reimburse Global Agent for all reasonable costs and expenses incurred or made by or on behalf of Global Agent, including, without limitation, all attorneys' fees and expenses, in complying with this Section 3.3.

         3.4. Conditions to Effectiveness. The provisions of this Agreement shall become effective on the date (the "Amendment and Restatement Effective Date") the following conditions are satisfied:

         (a) Execution of Agreement. Company, Guarantors, Agents and Lenders shall have executed this Agreement.

         (b) Officer's Certification. Global Agent shall have received a certificate, in form and substance satisfactory to Global Agent from the Chief Financial Officer or Treasurer of Company certifying that, as of the Amendment and Restatement Effective Date, (y) the representations and warranties contained herein and in the other Credit Documents are true, correct and complete in all respects on and as of such date to the same extent as though made on and as of that date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all respects on and as of such earlier date and (z) no event shall have occurred and be continuing that constitutes an Event of Default or a Default.

         (c) Opinion of Counsel to Credit Parties. Lenders shall have received originally executed copies of a favorable written opinion of Whitman Breed Abbott & Morgan LLP as to such matters as Global Agent and Syndication Agent may reasonably request, and in form and substance reasonably satisfactory to Global Agent, Syndication Agent and their counsel, dated as of the Amendment and Restatement Effective Date.

         (d) Certain Fees. Company shall have paid to Global Agent for distribution to Lenders, the fees payable by Company in connection with this Agreement as described in the Company's Lender Information Package dated May 1999.


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         (e) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Global Agent and Syndication Agent, acting on behalf of Lenders, shall be satisfactory in form and substance to Global Agent and Syndication Agent, and Global Agent and Syndication Agent shall have received all such counterpart originals or certified copies of such documents as Global Agent may reasonably request.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders and each Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and each Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true, correct and complete (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Acquisition as contemplated hereby):

         4.1. Organization; Powers; Qualification. Each of Company and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. Schedule 4.1 correctly sets forth the ownership interest of Company and each of its Subsidiaries in their respective Subsidiaries.

         4.2. Authorization of Credit Documents; No Conflict. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; (b) except as otherwise set forth in the Acquisition Agreement, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Global Agent on behalf of Lenders); or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except (i) for such approvals or consents which will be obtained


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on or before the Closing Date and disclosed in writing to Lenders, or (ii) as otherwise set forth in the Acquisition Agreement.

         4.3. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except as otherwise set forth in the Acquisition Agreement, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Global Agent, as of the Closing Date.

         4.4. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         4.5. Historical Financial Statements; Projections. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons and businesses described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Subsidiaries taken as a whole. On and as of the Closing Date, the projections of Company and its Subsidiaries for the period from the Closing Date through and including December 31, 2007 (the "Projections") are based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Company believed that the Projections were reasonable and attainable.

         4.6. No Material Adverse Effect; No Restricted Junior Payments. Notwithstanding the definition of the term "Material Adverse Effect", (a) since December 31, 1997, solely with respect to Company and its Subsidiaries prior to giving effect to the Acquisition, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, (b) since the accounting period ended June 28, 1998, solely with respect to Target and its Subsidiaries prior to giving effect to the Acquisition, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, and (c) since the Closing Date, with respect to Company and its Subsidiaries after giving effect to the Acquisition, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a



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Material Adverse Effect. Neither Company nor any of its Subsidiaries has
directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4 or as disclosed on Schedule 4.6.

         4.7. Litigation; Adverse Proceedings. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.8. Payment of Taxes. Except in accordance with Section 5.3, all federal and all material state and local tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.9. Title to Properties. (a) Company and its Subsidiaries have (i) insurable, subject to exceptions that do not materially adversely affect the use of the applicable property, title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property) all of their respective properties and assets reflected in the Historical Financial Statements or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7, and except for assets the failure to have such title with respect to which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

         (b) As of the Closing Date, Schedule 4.9 contains a true, accurate and complete list of (i) all Real Estate Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.9, or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid



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and binding obligation of each applicable Credit Party, enforceable against such
Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

         4.10. Collateral. (a) The execution and delivery of the Collateral Documents by Credit Parties, together with the actions taken on or prior to the Closing Date pursuant to Sections 3.1(i) and 3.1(j) are effective to create in favor of Global Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Global Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Global Agent.

         (b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of Global Agent pursuant to any of the Collateral Documents or
(ii) the exercise by Global Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by Sections 3.1(i) and 3.1(j) and except as may be required, in connection with the disposition of any Investment Property Collateral, by laws generally affecting the offering and sale of securities.

         (c) Except with respect to any Permitted Lien, and except such as may have been filed in favor of Global Agent as contemplated by Section 3.1(i) or 3.1(j), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including, without limitation, with respect to the Intellectual Property Collateral.

         (d) All information supplied to Global Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         4.11. Environmental Matters. No Credit Party nor any of its Subsidiaries nor any of their respective Manufacturing Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law that could reasonably be expected to have a Material Adverse Effect. There are and, to each Credit Party's knowledge, have been no conditions, occurrences, or Hazardous




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Materials Activities which could reasonably be expected to form the basis of an
Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Manufacturing Facility, and none of Company's or any of its Subsidiaries' operations involves the treatment, storage or disposal of hazardous waste, requiring a "TSDF permit"under 40 C.F.R. Parts 260-270 or any state equivalent, except to the extent that such notice or activity could not be reasonably expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to violations, non-compliance with, or liability under, any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

         4.12. No Defaults; Material Contracts. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. Schedule 4.12 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

         4.13. Governmental Regulation. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         4.14. Margin Stock. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. The pledge of the Investment Property Collateral pursuant to the Pledge and Security Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         4.15. Employee Matters. There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         4.16. Employee Benefit Plans. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations thereunder with respect to each Employee Benefit Plan, and have



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performed all their material obligations under each Employee Benefit Plan. Each
Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates if the present value of the unfunded liability of such benefits exceeds, individually or in the aggregate for all such Employee Benefit Plans, $2,000,000. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $2,000,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.

         4.17. Certain Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         4.18. Solvency. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

         4.19. Related Agreements. Company has delivered to Syndication Agent and Global Agent complete and correct copies of each Related Agreement and of all exhibits and schedules thereto. Except to the extent otherwise expressly set forth therein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties (a) given by Seller to Company, and (b) given by Company to Seller, in each case, in the Acquisition Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates). Notwithstanding anything in the Acquisition Agreement to the contrary, the representations and warranties of Company set forth in this
Section 4.19 shall, solely for purposes hereof, survive the Closing Date for the benefit of Lenders.

         4.20. Year 2000 Issues. Company and its Subsidiaries have (a) engaged in a process of assessment of the existence of the Year 2000 Issues reasonably appropriate to the scope and complexity of their respective Systems; (b) adopted and are implementing a plan of correction ("Plan of Correction") which Company reasonably believes will result in a substantial elimination of Year 2000 Issues before any processing failure of a System or of Systems due to Year 2000 Issues which might have a Material Adverse Effect, and, in the case of all Systems critical to the business or operations of Company and its Subsidiaries, a virtually complete elimination of Year 2000 Issues by



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September 30, 1999; (c) adopted and are implementing validation procedures reasonably calculated to test on an ongoing basis the sufficiency of the Plan of Correction, its implementation, and the correction of Year 2000 Issues in any System; (d) adopted and are implementing policies and procedures requiring regular reports to, and monitoring by, senior management of Company concerning the foregoing matters; and (e) provided Global Agent true and correct copies of the written Plan of Correction and related implementation budgets.

         4.21. Disclosure. The representations or warranties of the Credit Parties contained in any Credit Document and in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to Company, in the case of any document not furnished thereby) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 5.  AFFIRMATIVE COVENANTS

         Each Credit Party covenants and agrees that so long as any Facility Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

         5.1. Financial Statements and Other Reports. Company will deliver to Global Agent and Lenders:

         (a) as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

         (b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Company and its Subsidiaries as at the end of such


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Fiscal Year and the related consolidated statements of income, stockholders'
equity and cash flows of Company and its Subsidiaries for such Fiscal Year in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company, together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe either or both that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

         (c) together with each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate;

         (d) if, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(i) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with the first delivery of such financial statements after such change a statement of reconciliation for all such prior financial statements in form and substance satisfactory to Requisite Lenders;

         (e) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its Security holders acting in such capacity or by any Subsidiary of Company to its Security holders other than Company or another Subsidiary of Company, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

         (f) promptly upon any officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company by any Lender or Agent with respect thereto;
(ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in
Section 8.1(b); (iii) of any condition or event of a type required to be disclosed in a current report on Form 8-K of the Securities and Exchange Commission (excluding Item 3 as in effect on the date hereof); or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Default, default,




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event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

         (g) promptly upon any officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

         (h) (i) promptly upon becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) upon request of Global Agent and with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Global Agent shall reasonably request;

         (i) at any time either (i) Moody's has assigned to Company's long term Indebtedness for borrowed money a rating of lower than Baa3, or (ii) S&P has assigned to Company's long term Indebtedness for borrowed money a rating of lower than BBB-, as soon as practicable and in any event no later than forty five (45) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a "Financial Plan"), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with pro forma Compliance Certificates for such Fiscal Year and an explanation of the assumptions on which such forecasts are based;

         (j) as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Global Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

         (k) with reasonable promptness, written notice of any change in the Board of Directors of Company;

         (l) promptly, and in any event within ten (10) Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse



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to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Global Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Company or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

         (m) promptly, written notice of any change in either Moody's or S&P's rating for Company's long term Indebtedness; and

         (n) with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

         5.2. Existence. Except as permitted under Section 6.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, no Credit Party nor any of its Subsidiaries shall be required to preserve any such existence, right or franchise if such Person's Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company and its Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to Company and its Subsidiaries or Lenders.

         5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(a) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

         5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all material embodiments of Intellectual Property).

         5.5. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect



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of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Global Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of any casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Global Agent, that names Global Agent for the benefit of Lenders as the loss payee and provides for at least thirty (30) days prior written notice to Global Agent of any modification or cancellation of such policy; provided, Global Agent shall apply any amounts received as loss payee pursuant to Section 2.13(b).

         5.6. Inspections; Lenders Meetings. Company will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided, Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice to the chief financial officer, treasurer or the vice president of finance of Company and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, Lenders shall use their reasonable efforts to coordinate with Global Agent in order to minimize the number of such inspections and discussions. Company will, upon the request of Global Agent or Requisite Lenders, participate in a meeting of Global Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Global Agent) at such time as may be agreed to by Company and Global Agent.

         5.7. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Manufacturing Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.8. Environmental. (a) Environmental Disclosure. Company will deliver to Global Agent and Lenders:

                (i) as soon as practicable following Company's or any of its Subsidiaries' receipt thereof, copies of all environmental audits, investigations, analyses and reports with respect


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         to any material environmental matter at any Manufacturing Facility or with respect to any Environmental Claim arising after the Closing Date at any Manufacturing Facility which could reasonably be expected to have a Material Adverse Effect;

             (ii) promptly upon Company or any of its Subsidiaries becoming aware of the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, and (2) any remedial action taken by Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which could be reasonably be expected to result in one or more Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect;

             (iii) as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all material written communications with any third party with respect to
         (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any material Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for material information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

             (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (A) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

             (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Global Agent in relation to any matters disclosed pursuant to this Section 5.8(a).

         (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries


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and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.9. Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Company, Company shall promptly take all applicable actions and execute and deliver all applicable documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b) and 3.1(i) with respect to such Domestic Subsidiary, and Company shall cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Global Agent a Counterpart Agreement, and to take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(i) and 3.1(j). In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(j)(i) necessary to grant and to perfect a First Priority Lien in favor of Global Agent, for the benefit of Lenders, under the Pledge and Security Agreement in such ownership interests. With respect to each such Subsidiary, Company shall promptly send to Global Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedule 4.1 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 for all purposes hereof.

         5.10. Material Real Estate Assets. In the event that any Credit Party acquires an interest in any Material Real Estate Asset and such interest has not otherwise been made subject to the First Priority Lien of the Collateral Documents in favor of Global Agent for the benefit of Lenders, then, unless Requisite Lenders shall have previously waived such Credit Party's compliance with this Section 5.10 with respect to such Material Real Estate Asset, such Credit Party, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, opinions, reports, and certificates similar to those described in Sections 3.1(i), 3.1(j) and 3.1(k) with respect to each such Material Real Estate Asset. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to Global Agent appraisals as are required by law or regulation of Real Estate Assets on which Requisite Lenders have a Lien.

         5.11. Interest Rate Protection. At all times after the date which is ninety (90) days after the Closing Date, Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a notional amount equal to at least 50% of the outstanding aggregate principal amount of the Term Loans and the Multicurrency Facility Loans and for a term of not less than three years from the Closing Date and otherwise in form and substance reasonably satisfactory to Global Agent.

         5.12. Year 2000 Issues. Company shall periodically report to Global Agent, and Global Agent shall promptly deliver each such report to each Lender, in such form as Global Agent may




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reasonably request, on the progress of Company and its Subsidiaries in implementing the Plan of Correction; the budget for, and actual costs with respect to, implementation of the Plan of Correction and the assessment of Company, any senior manager of Company or any Subsidiary, of the adequacy of the Plan of Correction or the related implementation budget.


SECTION 6.  NEGATIVE COVENANTS

         Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

         6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

         (a) the Obligations;

         (b) Indebtedness of any of Company's Wholly-Owned Subsidiaries to Company or to any of Company's other Wholly-Owned Subsidiaries, or of Company to any Wholly-Owned Subsidiary; provided, (i) with respect to any such Indebtedness other than Indebtedness of a Wholly-Owned Foreign Subsidiary, all such inter company Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to the perfected First Priority Lien of the Pledge and Security Agreement, (ii) all such inter company Indebtedness owed by Company to any such Subsidiary shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an inter company subordination agreement, and (iii) with respect to any such Indebtedness other than Indebtedness of a Wholly-Owned Foreign Subsidiary, any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any inter company Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made; provided, the foregoing clauses (i), (ii) and
(iii) shall not apply to any Purchase Money Note;

         (c) Indebtedness incurred by Company or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with acquisitions or dispositions of any business, assets or Subsidiary of Company or any of its Subsidiaries;

         (d) Indebtedness owed to any Person (including obligations in respect of Letters of Credit for the benefit of such Person) providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to Company or any Subsidiary thereof, or which may be deemed to exist pursuant to reimbursement or indemnification obligations to such Person;



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         (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

         (f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

         (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

         (h) guaranties by Company of Indebtedness of its Subsidiaries or guaranties by a Subsidiary of Company of Indebtedness of Company or another Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

         (i) Indebtedness of a Securitization Entity in a Permitted Securitization Transaction that is Non-Recourse Debt (except for Standard Securitization Undertakings) with respect to Company and its Subsidiaries;

         (j) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms thereof are no less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under clause (i) or clause (ii) above shall not be (1) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (2) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (3) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

         (k) Indebtedness with respect to Capital Leases in an aggregate amount not to exceed at any time $25,000,000;

         (l) purchase money Indebtedness in an aggregate amount not to exceed at any time $15,000,000 (including any Indebtedness acquired in connection with a Permitted Acquisition or incurred in connection with the development of any Real Estate Asset, including the construction of improvements thereon); provided, any such Indebtedness (i) shall be recourse only to the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 25% of the aggregate consideration paid with respect to such asset; and

         (m) other Indebtedness in an aggregate amount not to exceed at any time $50,000,000; provided, at any time the Reduced Leverage/Improved Ratings Status is in effect, the foregoing amount of such Indebtedness shall be $100,000,000; provided, further, if at any time the Reduced Leverage/Improved Ratings Status ceases to be satisfied, any amount of Indebtedness then outstanding otherwise permitted pursuant to this Section 6.1(m) in excess of $50,000,000 shall not


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be deemed to be in contravention of this Section 6.1(m), but in no event shall
Company and its Subsidiaries incur any additional Indebtedness pursuant to this
Section 6.1(m) in excess of $50,000,000 until the Reduced Leverage/Improved Ratings Status is at such time of such incurrence satisfied.

         6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any state or under any similar recording or notice statute, except:

         (a) Liens in favor of Global Agent for the benefit of Lenders granted pursuant to any Credit Document;

         (b) Liens for taxes, assessments or governmental charges or claims with respect to which Company or its Subsidiaries are taking each of the actions required pursuant to Section 5.3;

         (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business
(i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

         (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

         (e) easements, rights-of-way, restrictions, encroachments, imperfections and other minor defects or irregularities in title, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

         (f) any (i) interest or title of a lessor or sublessor under any lease permitted hereunder, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);



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         (g) Liens solely on any Cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

         (h) Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets.

         (i) Liens arising from filing UCC financing statements relating solely to leases permitted hereunder;

         (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (k) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

         (l) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

         (m) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

         (n) judgment liens not constituting an Event of Default pursuant to
Section 8.1(h);

         (o) Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 3.1(i)(iv); and

         (p) Liens on assets of a Securitization Entity and Liens securing Indebtedness permitted pursuant to Section 6.1(b), 6.1(i) and/or 6.1(l); provided, in the case of Indebtedness permitted by Section 6.1(l), any Lien permitted hereby shall encumber only the asset acquired with the proceeds of such Indebtedness;

         (q) other Liens securing Indebtedness in an aggregate amount not to exceed $25,000,000 at any time outstanding; and

         (r) any extension or replacement of any of the foregoing in accordance with the terms thereof;

provided, (i) any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, (ii) any Lien relating to or imposed in connection with any Environmental Claim, and (iii) any Lien expressly prohibited by any applicable term of any Credit Document, in each case is expressly prohibited hereunder.





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         6.3. Equitable Lien; No Further Negative Pledges. If any Credit Party
or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, or (b) any agreement prohibiting only the creation of Liens securing Subordinated Indebtedness, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         6.4. Restricted Payments; Restrictions on Subsidiary Distributions. (a) Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except (i) Company may pay a dividend on its common stock in an aggregate amount not to exceed $0.13 per share to be paid in Fiscal Year 1999, and for each Fiscal Year thereafter, an amount equal to $0.02 per share in addition to the amount of such dividend per share permitted to be paid in the immediately preceding Fiscal Year (regardless of whether actually paid); provided, immediately prior to the declaration thereof, and after giving effect to the payment of, any such dividend, (1) no Event of Default has occurred and is continuing, and (2) Company is in compliance with Section 6.6, and (ii) Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under Section 6.13.

         (b) Except as provided herein, in any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Permitted Securitization Transaction (provided, such restrictions apply only to such Securitization Entity) Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

         6.5. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

         (a) Cash Equivalents;




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         (b) Investments acquired or made in any transaction contemplated by the
Acquisition Agreement or Investments owned as of the Closing Date in any Subsidiary of Company;

         (c) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Subsidiaries;

         (d) inter company loans to the extent permitted under Section 6.1(b) or 6.1(c);

         (e) Consolidated Capital Expenditures permitted by Section 6.6(d);

         (f) Hedge Agreements with any Lender Counterparty;

         (g) loans to employees of Company and its Subsidiaries in an aggregate principal amount not to exceed $5,000,000 in the aggregate;

         (h) any Investment by Company or a Subsidiary of Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Permitted Securitization Transaction; provided, any Investment in a Securitization Entity is in the form of a Purchase Money Note or equity Securities;

         (i) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.7(h);

         (j) Investments made to acquire equity interests in any less than Wholly-Owned Subsidiaries of Company from third parties which equity interests are purchased solely in shares of Company's common stock;

         (k) Investments described in Schedule 6.5; and

         (l) other Investments in an aggregate amount not to exceed at any time $50,000,000.

         6.6.  Financial Covenants.

         (a) Fixed Charge Coverage Ratio. Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter (which last day occurs in any Fiscal Year set forth below), beginning with the Fiscal Quarter ending March 31, 1999, to be less than the correlative ratio indicated:

                                                      Fixed Charge
                            Fiscal Year              Coverage Ratio

                              1999                     1.30:1.00




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                                                      Fixed Charge
                            Fiscal Year              Coverage Ratio

                              2000                     1.35:1.00

                              2001                     1.40:1.00

                              2002                     1.45:1.00

                              2003                     1.50:1.00

                              2004                     1.50:1.00

                              2005                     1.50:1.00

                              2006                     1.50:1.00


         (b) Leverage Ratio. Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter (which last day occurs in any Fiscal Year set forth below), beginning with the Fiscal Quarter ending March 31, 1999, to exceed the correlative ratio indicated:


                           Fiscal Year                Leverage Ratio

                              1999                     4.25:1.00

                              2000                     3.75:1.00

                              2001                     3.25:1.00

                              2002                     3.00:1.00

                              2003                     3.00:1.00

                              2004                     3.00:1.00

                              2005                     3.00:1.00

                              2006                     3.00:1.00


         (c) Consolidated Net Worth. Company shall not permit Consolidated Net Worth as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 1999, to be less than an amount equal to the sum of the following:

             (i) the greater of (1) 85% of combined Consolidated Net Worth of Company and its Subsidiaries and Target and its Subsidiaries determined on a pro forma basis as of the Closing Date and after giving effect to the Acquisition and charges incurred as of the Closing Date related to the Acquisition as described in clauses (i)(f) and (i)(g) of the definition of Consolidated Adjusted EBITDA (the "Acquisition Charges"), minus 85% of Acquisition


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         Charges actually incurred between the Closing Date and December 31,
         1999, and (2) $425,000,000;

             (ii) 50% of cumulative Consolidated Net Income after payment of dividends pursuant to Section 6.4(i) from January 1, 1999 to and including the date of determination; provided, if any amount as calculated for purposes of this clause (ii) shall be less than zero, the applicable amount for this clause (ii) shall be zero; and

             (iii) 50% of the cumulative net proceeds of all equity Securities issued by Company and its Subsidiaries (other than to Company or any Wholly-Owned Subsidiary) from the Closing Date to and including the date of determination.

         (d) Maximum Consolidated Capital Expenditures. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, such amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, (but in no event more than $50,000,000) of such amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal
Year:

                                                        Consolidated
                           Fiscal Year             Capital Expenditures

                              1999                      $200,000,000

                              2000                      $210,000,000

                              2001                      $220,000,000

                              2002                      $235,000,000

                              2003                      $250,000,000

                              2004                      $270,000,000

                              2005                      $290,000,000

                              2006                      $310,000,000


         (e) Certain Calculations. With respect to any period during which the Acquisition, a Permitted Acquisition or Asset Sale has occurred (each, a "Subject Transaction"), for purposes of determining compliance with the financial covenants set forth in this Section 6.6, Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (without giving effect to adjustments to increase Consolidated Adjusted EBITDA to account for expected improvements in the operations of the Permitted Acquisition unless otherwise as set forth herein or as approved in writing by the Requisite Lenders and which pro forma adjustments shall be certified by the principal financial officer or



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principal accounting officer of Company) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period); provided, expenses reported as corporate and division overhead costs in the combined financial statements of the Target shall be excluded from Consolidated Adjusted EBITDA.

         6.7. Fundamental Changes; Disposition of Assets; Acquisitions. Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries if any such alteration could reasonably be expected to have a Material Adverse Effect, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

         (a) any Domestic Subsidiary of Company may be merged with or into Company or any Wholly-Owned Domestic Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Wholly-Owned Domestic Subsidiary; provided, in the case of such a merger, Company or such Wholly-Owned Domestic Subsidiary shall be the continuing or surviving Person;

         (b) any Foreign Subsidiary of Company may be merged with or into Company or any Wholly-Owned Foreign Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Wholly-Owned Foreign Subsidiary; provided, in the case of such a merger, Company or such Wholly-Owned Foreign Subsidiary shall be the continuing or surviving corporation;

         (c) liquidation of Cash Equivalents in the ordinary course of business;

         (d) sales of assets which do not constitute Asset Sales;

         (e) leases or subleases to other Persons of assets by Company or any Subsidiary thereof in the ordinary course of business as conducted thereby on the Closing Date;

         (f) licenses to other Persons of Intellectual Property by Company or any Subsidiary thereof in the ordinary course of business as conducted thereby on the Closing Date;





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         (g)   Asset Sales constituting (i) in any Fiscal Year, 10% or less of the gross book value, as determined in accordance with GAAP, of the Consolidated Assets determined as of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such Asset Sale occurs, and (ii) from the Closing Date to the date of determination, less than $500,000,000 in the aggregate;

         (h) Permitted Acquisitions; provided, at any time the Reduced Leverage/Improved Ratings Status is not in effect, Permitted Acquisitions shall be permitted only if (i) the aggregate cash consideration (including the incurrence or assumption of any Indebtedness in connection therewith) with respect thereto does not exceed $50,000,000 in any Fiscal Year and $100,000,000 during the term of this Agreement, and (ii) the aggregate consideration with respect thereto in the form of equity Securities of Company does not exceed $250,000,000 in any Fiscal Year; provided further, (1) unused amounts in (i) and
(ii) above may be carried over to succeeding years, (2) with respect to all Permitted Acquisitions by or of a Foreign Subsidiary, the consideration referred to in each of clauses (i) and (ii) shall not exceed 50% of the amount stated therein, and (3) for the purposes of this Section 6.7(h), Fiscal 1999 shall be measured from the Closing Date through December 31, 1999;

         (i)   transactions described in the Acquisition Agreement; and

         (j)   transactions permitted under Section 6.5.

         6.8. Disposal of Subsidiary Interests. Except as permitted under the Collateral Documents and except for any sale of 100% of the equity Securities of any of its Subsidiaries in compliance with the provisions of Section 6.7(a), 6.7(b) or 6.7(g), Company shall not (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, a Wholly-Owned Subsidiary of Company (subject to the restrictions on such disposition otherwise imposed herein under), or to qualify directors if required by applicable law.

         6.9. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which Company or any of its Subsidiaries (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

         6.10. Sale or Discount of Receivables. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, other than in connection with a Permitted Securitization Transaction and as described on Schedule 6.10.




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         6.11. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any of its Wholly-Owned Subsidiaries or between any of its Wholly-Owned Subsidiaries, (b) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries, (c) transactions effected as part of a Permitted Securitization Transaction, or (d) officer and other employee of Company and its Subsidiaries compensation arrangements entered into in the ordinary course of business.

         6.12. Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the medical device or medical product manufacturing, distribution, and/or sales business or such other lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date or as otherwise referred to in clause (vi) of the definition of Permitted Acquisitions.

         6.13. Amendments or Waivers of Certain Agreements. (a) Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement after the Closing Date.

         (b) Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

         6.14. Fiscal Year. Company shall not change its Fiscal Year-end from December 31.


SECTION 7.  GUARANTY




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         7.1. Guaranty of the Obligations. Subject to the provisions of Section
7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)).

         7.2. Contribution by Guarantors. Guarantors desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the Obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

         7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary


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may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Global Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Obligations then due as aforesaid, accrued and unpaid interest on such Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Obligations then owed to Beneficiaries as aforesaid.

         7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

         (a) this Guaranty is a guaranty of payment when due and not of collectibility;

         (b) Global Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

         (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

         (d) payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Obligations which has not been paid. Without limiting the generality of the foregoing, if Global Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Obligations;

         (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations; (ii) settle, compromise, release or discharge, or



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accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Obligations and take and hold security for the payment hereof or the Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

         (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of indebtedness other than the Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord


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and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

         7.5. Waivers by Guarantors. Each Guarantor hereby waives, to the extent permitted by applicable law, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

         7.6. Guarantors' Rights of Subrogation, Contribution, Etc. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the guarantied Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall



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have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the guarantied Obligations, including, without limitation, any such right of contribution under Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Global Agent on behalf of Beneficiaries and shall forthwith be paid over to Global Agent for the benefit of Beneficiaries to be credited and applied against the guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

         7.7. Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Global Agent on behalf of Beneficiaries and shall forthwith be paid over to Global Agent for the benefit of Beneficiaries to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

         7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Obligations.

         7.9. Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any Agents acting or purporting to act on behalf of any of them.

         7.10. Financial Condition of Company. Any Credit Extension may be granted to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all




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circumstances bearing upon the risk of nonpayment of the Obligations. Each
Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

         7.11. Bankruptcy, Etc. (a) So long as any Obligations remain outstanding, no Guarantor shall, without the prior written consent of Global Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

         (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and Beneficiaries that the Obligations which are guarantied by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Global Agent, or allow the claim of Global Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

         (c) In the event that all or any portion of the Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

         7.12. Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Global Agent written notice of any condition or event which has resulted in (i) a material adverse change in the financial condition of any Guarantor or Company or (ii) a breach of or noncompliance with any term, condition or covenant contained herein, any other Credit Document, any Hedge Agreement or any other document delivered pursuant hereto or thereto.

         7.13. Discharge of Guaranty Upon Sale of Guarantor. If all of the equity Securities of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be



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discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided, as a condition precedent to such discharge and release, Global Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Global Agent of the applicable Net Asset Sale Proceeds of such disposition pursuant to Section 2.13(a).


SECTION 8.  EVENTS OF DEFAULT

         8.1. Events of Default. If any one or more of the following conditions or events shall occur:

         (a) failure by Company to pay (i) when due any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to any Issuing Bank in reimbursement of any drawing under a Letter of Credit issued thereby; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

         (b) (i) failure of one or more Credit Parties or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,000,000 (or the Multicurrency Equivalent thereof) or more or with an aggregate principal amount of $10,000,000 (or the Multicurrency Equivalent thereof) or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by one or more Credit Parties or any of their respective Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         (c) failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, 5.1(f), 5.2 or Section 6 hereof; or

         (d) any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made or deemed made; or

         (e) any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other subsection of this Section 8.1, and such default shall not have been remedied or waived within



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thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Global Agent or any Lender of such default; or

         (f) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or

         (g) (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

         (h) any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 (or the Multicurrency Equivalent thereof) or (ii) in the aggregate at any time an amount in excess of $10,000,000 (or the Multicurrency Equivalent thereof), in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         (i) any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or




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         (j) there shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

         (k) either Transition Agreement shall terminate for any reason whatsoever (other than in accordance with the terms thereof) or Seller shall fail to perform its obligations under either such agreement and such failure could reasonably be expected to result in a Material Adverse Effect; or

         (l) a Change of Control shall occur; or

         (m) at any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any other Collateral Document with respect to any Collateral ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof or thereof) or shall be declared null and void, or Global Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral having a fair market value in excess of $1,000,000 purported to be covered by any Collateral Document, in each case for any reason other than the failure of Global Agent to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

         (n) (i) the Acquisition shall not be consummated in accordance with the Related Agreements concurrently with the making of the initial Loans, or the Acquisition shall be unwound, reversed or otherwise rescinded in whole or in part for any reason, or (ii) Company shall agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of, any of the Related Agreements as in effect on the Closing Date, in a manner adverse to Company or any of its Subsidiaries or to Lenders without the prior written consent of Global Agent and Requisite Lenders;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Global Agent, (A) the Facility Commitments, if any, of each Lender having such Commitments and the obligation of each Issuing Bank to issue any Letter of Credit shall immediately terminate, and (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of




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whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.2(b)(iv), 2.2(d)(v), 2.3(a)(iii), 2.3(a)(iv), 2.3(b)(iii) or 2.3(b)(iv).


SECTION 9.  AGENTS

         9.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes GSCP to act as Syndication Agent, Bank of America to act as Global Agent, Bank of America to act as US Facility Agent, Bank of America to act as Multicurrency Facility Agent, and each of ABN, Bank One and BNS to each act as a Co-Documentation Agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to Syndication Agent, Global Agent, the applicable Facility Agent and each Co-Documentation Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this Section 9 shall mean each Agent, its Affiliates and its own and its Affiliates' officers, directors, employees):

         (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

         (b) shall not be responsible to Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by Company or any other Person to perform any of its obligations thereunder;

         (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by Company or the satisfaction of any condition or to inspect the property (including the books and records) of Company or any of its Subsidiaries or Affiliates;

         (d) except as expressly set forth herein or in any Credit Document, shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and

         (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct.

Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. As of the Amendment and Restatement Effective Date, all the respective obligations of GSCP, in its capacity



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as Syndication Agent, and each of ABN, Bank One and BNS in its capacity as a
Co-Documentation Agent, shall terminate.

         9.2. Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for Company), independent accountants, and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding on all of the applicable Lenders; provided, no Agent shall be required to take any action that exposes it to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the applicable Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         9.3. Defaults. No Agent shall be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless it has received written notice from another Agent or a Lender or Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default"; provided, each Lender shall use its best reasonable efforts to deliver such notice to its applicable Facility Agent upon its knowledge of any Default or Event of Default; provided further, that the failure to deliver such notice shall not result in any liability to any other Lender or Agent. In the event that any Facility Agent receives such a notice of the occurrence of a Default or Event of Default, such Facility Agent shall give prompt notice thereof to the applicable Lenders in its specific Facility and the other Agents, including Global Agent. In the event that Global Agent receives such a notice of the occurrence of a Default or Event of Default, Global Agent shall give prompt notice thereof to all Facility Agents. Global Agent shall (subject to Section 9.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Requisite Lenders, provided, unless and until Global Agent shall have received such directions, Global Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Lenders.

         9.4. Rights as Lender. With respect to its applicable Facility Commitments and the Loans made by it, each Agent, acting in its individual capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each of Agent in its individual capacity and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with Company or any of its Subsidiaries or Affiliates as if it were not acting as an Agent, and each Agent in its individual capacity and its Affiliates may accept fees and other consideration from Company or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.




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         9.5. Indemnification. Each Lender agrees to indemnify Agents (to the extent not reimbursed under Section 10.3, but without limiting the obligations of Company under such Section and solely to the extent of such Lender's Pro Rata Share), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any of Agents (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by any of Agents under any Credit Document; provided, no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse Agents promptly upon demand for its Pro Rata Share of any costs or expenses payable by Company under Section 10.3, to the extent that Agents are not promptly reimbursed for such costs and expenses by Company.

         9.6. Non-Reliance on Agents and Other Lenders. Each Lender agrees that it has, independently and without reliance on any of Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Company and its Subsidiaries, including Target and its Subsidiaries, and decision to enter into this Agreement and that it will, independently and without reliance upon any of Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to Lenders by Agents hereunder, Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of Company or any of its Subsidiaries or Affiliates that may come into the possession of any of Agents or any of its Affiliates.

         9.7. Resignation of an Agent. Any Agent may resign at any time by giving notice thereof (a) with respect to the resignation of Global Agent, to Lenders, Company and Facility Agents, and (b) with respect to the resignation of any applicable Facility Agent, to applicable Lenders, Company and Global Agent. Upon any such resignation of Global Agent, the Requisite Lenders shall have the right to appoint a successor Global Agent, which shall be a Lender at such time and which, so long as no Default or Event of Default exists, shall be acceptable to Company, which acceptance shall not be unreasonably withheld or delayed. Upon any such resignation of an applicable Facility Agent, the applicable Requisite Class Lenders with respect to the applicable Facility shall have the right to appoint a successor Facility Agent for such Facility, which shall be a Lender under such Facility at such time and which, so long as no Default or Event of Default exists, shall be acceptable to Company, which acceptance shall not be unreasonable withheld or delayed. If no successor Global Agent or applicable Facility Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Global Agent or applicable Facility Agent's giving of notice of resignation, then the resignation of the retiring Global Agent or applicable Facility Agent as the case may be, shall nonetheless thereupon be effective and Facility Agents, in the case of Global Agent's resignation, or applicable Facility Lenders, in the case of an applicable Facility Agent's resignation, shall perform all the obligations of the retiring Agent hereunder until such time,



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if any, as the Requisite Lenders shall appoint a successor Agent as provided for above. Upon the acceptance of any appointment as Global Agent or applicable Facility Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Global Agent or applicable Facility Agent, and the retiring Global Agent or applicable Facility Agent shall be discharged from its duties and obligations hereunder. After any retiring Global Agent or applicable Facility Agent's resignation hereunder as Global Agent or applicable Facility Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Global Agent or applicable Facility Agent.

         9.8. Collateral Documents and Guaranties. (a) Each Lender hereby further authorizes Global Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty and the Collateral. Without further written consent or authorization from Lenders, Global Agent shall execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby, that secures a Real Estate Asset being developed in connection with the incurrence of any Indebtedness permitted pursuant to Section 6.1(l), that secures any Leasehold Property that is being terminated or otherwise abandoned, or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty if all of the equity Securities of such Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to Section 7.13 or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

         (b) Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Global Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Global Agent for the benefit of Lenders in accordance with the terms hereof, and (ii) in the event of a foreclosure by Global Agent on any of the Collateral pursuant to a public or private sale, Global Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Global Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Global Agent at such sale.

         (c) It is the purpose hereof and the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation hereunder or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case Global Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be




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desirable or necessary in connection therewith, it may be necessary that Global
Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co- agent (a "Supplemental Collateral Agent"). In the event that Global Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended hereby or any of the other Credit Documents to be exercised by or vested in or conveyed to Global Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of Sections 10.2 and 10.3 that refer to Global Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Global Agent shall be deemed to be references to Global Agent and/or such Supplemental Collateral Agent, as the context may require. Should any instrument in writing from Company or any other Credit Party be required by any Supplemental Collateral Agent so appointed by Global Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Global Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Global Agent until the appointment of a new Supplemental Collateral Agent.


SECTION 10.  MISCELLANEOUS

         10.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be sent to the address of the applicable Person as set forth on Appendix C or as designated in writing from time to time by such Person to Global Agent, the applicable Facility Agent and Company. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

         10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's and its Subsidiaries' performance of and compliance with all agreements and conditions on its part to be performed or complied with hereunder and the other Credit Documents including with respect to confirming compliance with


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environmental, insurance and solvency requirements; (c) the reasonable fees, expenses and disbursements of counsel to Syndication Agent, Global Agent and NMS (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Global Agent on behalf of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Syndication Agent, Global Agent and NMS and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant hereto; (e) all the actual costs and reasonable fees, expenses and disburse ments of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Global Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by Syndication Agent, Global Agent and NMS in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         10.3. Indemnity. In addition to the payment of expenses pursuant to
Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "Indemnitee"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of



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Global Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Global Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and the other Credit Documents, including all claims of any nature or description arising out of or connected herewith, the Letters of Credit and participations therein or any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Global Agent and each Lender a security interest in all Deposits Accounts maintained with Global Agent or such Lender as security for the Obligations.

         10.5. Amendments and Waivers. (a) Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

         (b) Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would (i) extend the scheduled final maturity of any Loan or Note; (ii) waive, reduce or postpone any scheduled repayment; (iii) extend the stated expiration date of any Letter of Credit beyond the applicable Facility Commitment Termination Date; (iv) reduce (1) the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9) or (2) any commitment fees or letter of credit fees payable hereunder; (v) extend the time for payment of any such interest or fees; (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit; (vii) amend, modify, terminate or waive any provision of this Section 10.5(b) or of Section 10.5(c); (viii) amend the definition of "Requisite Lenders"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" on substantially the same basis as the Term Loan Amounts, the Term Loans, the Commitments and the Facility Loans are included on the Closing Date; (ix) release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document; or (xi) extend the duration of any Interest Period.

         (c) No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall (i) increase any Facility Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Facility Commitment of any Lender;


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(ii) amend, modify, terminate or waive any provision hereof relating to either the Swing Line Sublimit or the Swing Line Loans without the consent of the applicable Swing Line Lender; (iii) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the applicable Requisite Class Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the Term Loan Amounts, the Term Loans, the Commitments and the Facility Loans are included on the Closing Date; (iv) alter the required application of any prepayments as between Classes pursuant to Section 2.14 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, with respect to the Tranche B Term Loans and the Tranche C Term Loans, the Requisite Class of Tranche B Term Loan Lenders and the Requisite Class of Tranche C Term Loan Lenders may waive, in whole or in part, any prepayment with respect to such Term Loans so long as the application, as between the applicable Classes, of any portion of such prepayment which is still required to be made, is not altered; (v) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(a)(iv) or 2.3(b)(iv) without the written consent of Global Agent and of the applicable Issuing Bank; or (vi) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

         (d) Global Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

         10.6. Successors and Assigns; Participations. (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

         (b) Company, each Agent and Lenders shall deem and treat the Persons listed as Lenders in the applicable Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the applicable Facility Agent and recorded in the applicable Register. Prior to such recordation, all amounts owed with respect to the applicable Facility Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving


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such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

         (c) Each Lender shall have the right at any time to sell, assign or transfer any Commitment, Loan, Letter of Credit (or participation in such Letter of Credit) or any other Obligation: (i) upon the giving of notice to Company and Global Agent, to any Person meeting the criteria of clause (i)(a) of the definition of the term of "Eligible Assignee" (treating any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor as a single Eligible Assignee); or (ii) except in the case of any assignment of any interest hereunder (except with respect to any interest in either Facility) by or to GSCP or Bank of America, for which no consent shall be required, with the consent of Company, Global Agent and, with respect to any assignment or transfer of an interest in either Facility, the applicable Swing Line Lender and the applicable Issuing Bank (no such consent to be unreasonably withheld or delayed and none of which shall be required during the occurrence and continuance of an Event of Default) to any Person meeting the criteria of clause (i)(b) or (ii) of the definition of the term of "Eligible Assignee" in an aggregate amount of not less than $5,000,000 (treating any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor as a single Eligible Assignee), or such lesser amount as shall be agreed to in writing by Company and such Lender or as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender.

         (d) The assigning Lender and the assignee thereof shall execute and deliver to the applicable Facility Agent an Assignment Agreement, together with
(i) a processing and recordation fee of $3,500, (except for any assignment of any or all interests under this Agreement not including any interest under the Multicurrency Loan Facility, in which case such fee shall be $2,500) payable to the applicable Facility Agent and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the applicable Facility Agent pursuant to Section 2.23. Subject to
Section 10.6(b), upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to herein and any forms, certificates or other evidence set forth therein, the applicable Facility Agent shall (1) accept and consent to such Assignment Agreement by executing a counterpart thereof as provided therein, (2) record the information contained therein in the applicable Register, and (3) give prompt notice thereof to Company. The applicable Facility Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this Section 10.6(d).

         (e) Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the Effective Date (as defined in such Assignment Agreement), as the case may be, that (i) it is an Eligible Assignee;
(ii) it has experience and expertise in the making of or investing in loans such as the Loans; and (iii) it will make or invest in, as the case may be, its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that,



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subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

         (f) Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, each Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit issued thereby until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder); (iii) the Facility Commitments shall be modified to reflect the Facility Commitment of such assignee and any remaining Facility Commitment of such assigning Lender; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the applicable Facility Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Facility Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

         (g) Each Lender shall have the right at any time to sell one or more participations to any Person in all or any part of its Commitments, Loans or Letters of Credit or participations therein or any other interest herein or in any other Obligation. The holder of any participation, other than an Affiliate of Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation, (ii) an increase in the Facility Commitment of such Lender, (iii) any waiver or extension in the payment of any fee or interest payable to such Lender, (iv) a reduction of the principal amount of or the rate of interest or fee payable on any Loan allocated to such participation, and (v) the release or subordination of all or substantially all of the Guarantors from the Guaranty of all or substantially all of the Collateral. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.18, 2.22 or 2.23, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.17 and 10.4, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender".

         (h) In addition to the assignments and participations permitted under the foregoing provisions of this Section 10.6, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral



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security pursuant to Regulation A of the Board of Governors of the Federal
Reserve System and any operating circular issued by such Federal Reserve Bank, and with the consent of Company and Global Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee; provided, (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and/or pledge and (ii) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         (i) In the event that any Facility Lender fails to maintain a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's (a "Non-Rated Facility Lender"), and unless otherwise consented to by Global Agent, each applicable Facility Agent, each applicable Swing Line Lender and each applicable Issuing Bank (which consent may be subsequently withdrawn for any reason or no reason by any such Person), such Facility Lender shall be replaced as soon as practicable by, and assign all its Loans, applicable Facility Commitments and other Obligations owing thereto pursuant to Section 10.6 to, an Eligible Assignee selected by Company and willing to become a Facility Lender for all purposes hereunder. Such Non-Rated Facility Lender agrees to execute and deliver to Global Agent and to the applicable Facility Agent an Assignment Agreement with such replacement Facility Lender upon payment at par by such replacement Facility Lender of all principal, interest, fees and other amounts owing under this Agreement to such Non-Rated Facility Lender. The Non-Rated Facility Lender shall pay to the applicable Facility Agent the processing fee required by Section 10.6(d) in connection with such assignment, and upon satisfaction of the applicable conditions in Section 10.6, such replacement lender shall become a Facility Lender hereunder.

         10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18, 2.22, 2.23, 10.2, 10.3, 10.4, 10.18 and 10.19 and the agreements of Lenders set forth in Sections 2.17, 9.5 and 10.17 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

         10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of Global Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in


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addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         10.10. Marshalling; Payments Set Aide. Neither Global Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Global Agent or Lenders (or to Global Agent for the benefit of Lenders), or Global Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.11. Severability. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.12. Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commit ments of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES SUCH LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT HEREOF OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN

THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.17. Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations `therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in swap agreements (provided, such swap counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17) or disclosures required or requested by any governmental agency or representative thereof or by NAIC or any applicable rating agency or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further, in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

         10.18. Judgment Currency. Company, Agents and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to any Agent or any Lender hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), Company agrees to indemnify such Agent or Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased thereby in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, such Agent or Lender agrees to remit such excess to Company. The agreements in this Section 10.18 shall survive payment of any such judgment.

         10.19. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to the applicable Facility Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

         10.20. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Global Agent of written or telephonic notification of such execution and authorization of delivery thereof. On and after the Amendment and Restatement Effective Date, (i) this Agreement shall amend and restate the Existing Credit Agreement, (ii) all Loans outstanding under the Existing Credit Agreement shall continue as and constitute Loans for all purposes under this Agreement, (iii) all Letters of Credit (under and as defined in the Existing Credit Agreement) shall continue as and constitute Letters of Credit for all purposes under this Agreement, (iv) all other Obligations of the Company and Guarantors under the Existing Credit Agreement that have not been paid as of the Amendment and Restatement Effective Date shall become Obligations of such parties under this Agreement, (v) all Exhibits and Schedules to the Existing Credit Agreement shall be deemed to constitute Exhibits and Schedules to this Agreement (with the understanding that any references to the Existing Credit Agreement contained therein are deemed to refer to this Agreement), (vi) the Liens granted pursuant to the Collateral Documents shall continue to secure the Obligations and (vii) the other Credit Documents shall remain in full force and effect..

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                         STRYKER CORPORATION


                                         By
                                           -------------------------------------
                                         Name:
                                         Title:


                                         STRYKER FAR EAST, INC.


                                         By
                                           -------------------------------------
                                         Name:
                                         Title:


                                         PHYSIOTHERAPY ASSOCIATES INC.


                                         By
                                           -------------------------------------
                                         Name:
                                         Title:


                                         HOWMEDICA OSTEONICS CORP.


                                         By
                                           -------------------------------------
                                         Name:
                                         Title:


                                         STRYKER INTERNATIONAL INC.


                                         By
                                           -------------------------------------
                                         Name:
                                         Title:

                                         STRYKER PUERTO RICO INC.


                                         By
                                           -------------------------------------
                                         Name:
                                         Title:



                                         STRYKER SALES CORPORATION


                                         By
                                           -------------------------------------
                                         Name:
                                         Title:


                                         STRYKER TECHNOLOGIES CORPORATION


                                         By
                                           -------------------------------------
                                         Name:
                                         Title:


                                         SMD CORPORATION


                                         By
                                           -------------------------------------
                                         Name:
                                         Title:


                                         HOWMEDICA LEIBINGER INC.

                                         By
                                           -------------------------------------
                                         Name:
                                         Title:

                                  GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger, Syndication Agent and a Lender



                                  By
                                    --------------------------------------------
                                           Authorized Signatory

                                       NATIONSBANC MONTGOMERY SECURITIES LLC, as a Joint Lead Arranger



                                       [NOT A SIGNATORY]

                                         BANK OF AMERICA NATIONAL
                                         TRUST AND SAVINGS ASSOCIATION,
                                         as Global Agent,
                                         US Facility Agent and Multicurrency
                                         Facility Agent



                                         By
                                           -------------------------------------
                                         Name:
                                         Title:

                                         BANK OF AMERICA NATIONAL
                                         TRUST AND SAVINGS ASSOCIATION,
                                         as a Lender,
                                         US Swing Line Lender, US Issuing Bank,
                                         a Multicurrency Swing
                                         Line Lender and a Multicurrency
                                         Issuing Bank



                                         By
                                           -------------------------------------
                                         Name:
                                         Title:

                                 ABN AMRO BANK N.V., as a Co-Documentation Agent and a Lender



                                 By
                                   ---------------------------------------------
                                 Name:
                                 Title:


                                 By
                                   ---------------------------------------------
                                 Name:
                                 Title:

                                 BANK ONE, MICHIGAN, as a Co-Documentation Agent and a Lender



                                 By
                                     -------------------------------------------
                                 Name:
                                 Title:

                                  THE BANK OF NOVA SCOTIA, as a Co-Documentation Agent and a Lender



                                  By
                                    --------------------------------------------
                                  Name:
                                  Title: